UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1/A AMENDMENT NO. 2

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933 CURRENT REPORT

STEMCELL HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Date: August 31, 2016

Delaware	8071	36-4827622
(State or Other Jurisdiction of Incorporation)	(Primary Standard Classification Code)	(IRS Employer Identification No.)

C/O Omotesando Helene Clinic, 3-18-17-6F, Minamiaoyama

Minato-ku, Tokyo, 107-0062, Japan

contact@stemcellholdings@gmail.com

Telephone: +81-3-6432-9977

(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

Please send copies of all correspondence to:

V Financial Group, LLC

780 Reservoir Avenue, #123

Cranston, RI 02910

TELEPHONE: (401) 440-9533

FAX: (401) 633-7300

Email: Jeff@vfinancialgroup.com

(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. |X|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration Statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.|_|

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.|_|

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.

Large accelerated filer |_|	Accelerated filer |_|
Non-accelerated filer |_| (Do not check if a smaller reporting company)	Smaller reporting company |X|

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share (1)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee (2)

Common Stock, $0.0001 par value	5,295,397	$0.50	$2,647,698.50	$266.62

(1)	The offering price has been arbitrarily determined by the Company and bears no relationship to assets, earnings, or any other valuation criteria. No assurance can be given that the shares offered hereby will have a market value or that they may be sold at this, or at any price.

(2)	Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(o) of the Securities Act of 1933.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY OUR EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THE SECURITIES BEING REGISTERED HEREIN MAY NOT BE SOLD UNTIL THIS REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED. THERE IS NO MINIMUM PURCHASE REQUIREMENT FOR THE OFFERING TO PROCEED.

PRELIMINARY PROSPECTUS

STEMCELL HOLDINGS, INC.

5,295,397 SHARES OF COMMON STOCK

$0.0001 PAR VALUE PER SHARE

Prior to this Offering, no public market has existed for the common stock of Stemcell Holdings, Inc.  Upon completion of this Offering, we will attempt to have the shares quoted on the OTCQB operated by OTC Markets Group. There is no assurance that the Shares will ever be quoted on the OTCQB. To be quoted on the OTCQB, a market maker must apply to make a market in our common stock.  As of the date of this Prospectus, we have not made any arrangement with any market makers to quote our shares.

In this public offering our selling shareholders are offering 5,295,397 shares of our common stock.  We will not receive any of the proceeds from the sale of shares by the selling shareholders. Rather our selling shareholders will receive any and all proceeds from this offering. All of the shares being registered for sale by the Company will be sold at a fixed price of $0.50 per share for the duration of the Offering. There is no minimum number of shares required to be purchased by each investor. Additionally, there is no guarantee that a public market will ever develop and you may be unable to sell your shares.

This primary offering will automatically terminate upon the earliest of (i) such time as all of the common stock has been sold pursuant to the registration statement or (ii) 365 days from the effective date of this Prospectus, unless extended by our directors for an additional 90 days. We may however, at our discretion terminate the offering at any time.

SHARES OFFERED	PRICE TO	SELLING AGENT	PROCEEDS TO THE SELLING
BY SELLING SHAREHOLDERS	PUBLIC	COMMISSIONS	SHAREHOLDERS
Per Share	$0.50	Not applicable	$0.50
Minimum Purchase	None	Not applicable	Not applicable
Total (5,295,397 shares)	$2,647,698.50	Not applicable	$2,647,698.50

*Currently, Primavera Singa Pte., Ltd. is our controlling shareholder. Primavera Singa Ptd., Ltd. currently owns 86.50% of the total issued and outstanding shares of our common stock. Shiho Matsuoka, the wife of our sole officer and director Takaaki Matsuoka, owns and controls 100% of Primavera Singa Pte., Ltd.

Our business activities are currently being paid for by our sole officer and director, Dr. Takaaki Matsuoka. All expenses incurred in this offering, of which we estimate to be $20,000, are also being paid for by Dr. Matsuoka. There has been no public trading market for the common stock of Stemcell Holdings, Inc.

The Company qualifies as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act, which became law in April 2012 and will be subject to reduced public company reporting requirements.

THESE SECURITIES ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK.  YOU SHOULD PURCHASE SHARES ONLY IF YOU CAN AFFORD THE COMPLETE LOSS OF YOUR INVESTMENT.  PLEASE REFER TO ‘RISK FACTORS’ BEGINNING ON PAGE 8.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE PROSPECTUS.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

You should rely only on the information contained in this Prospectus and the information we have referred you to. We have not authorized any person to provide you with any information about this Offering, the Company, or the shares of our Common Stock offered hereby that is different from the information included in this Prospectus. If anyone provides you with different information, you should not rely on it.

The date of this prospectus is _______________.

The following table of contents has been designed to help you find important information contained in this prospectus. We encourage you to read the entire prospectus.

You should rely only on the information contained in this prospectus or contained in any free writing prospectus filed with the Securities and Exchange Commission. We have not authorized anyone to provide you with additional information or information different from that contained in this prospectus filed with the Securities and Exchange Commission. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. Our selling shareholders are offering to sell, and seeking offers to buy, our common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of shares of our common stock. Our business, financial condition, results of operations and prospects may have changed since that date.

Dealer Prospectus Delivery Obligation

Until 90 days after the effective date of this registration statement, or prior to the expiration of 90 days after the first date upon which these securities are bona fide offered to the public by the selling shareholders, or through an underwriter after such effective date, whichever is later, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PROSPECTUS SUMMARY

In this Prospectus, “Stemcell Holdings,”the “Company,’’ ‘‘we,’’ ‘‘us,’’ and ‘‘our,’’ refer to Stemcell Holdings, Inc., unless the context otherwise requires. Unless otherwise indicated, the term ‘‘fiscal year’’ refers to our fiscal year ending December 31. Unless otherwise indicated, the term ‘‘common stock’’ refers to shares of the Company’s common stock.

This Prospectus, and any supplement to this Prospectus include “forward-looking statements”. To the extent that the information presented in this Prospectus discusses financial projections, information or expectations about our business plans, results of operations, products or markets, or otherwise makes statements about future events, such statements are forward-looking. Such forward-looking statements can be identified by the use of words such as “intends”, “anticipates”, “believes”, “estimates”, “projects”, “forecasts”, “expects”, “plans” and “proposes”. Although we believe that the expectations reflected in these forward-looking statements are based on reasonable assumptions, there are a number of risks and uncertainties that could cause actual results to differ materially from such forward-looking statements. These include, among others, the cautionary statements in the “Risk Factors” section and the “Management’s Discussion and Analysis of Financial Position and Results of Operations” section in this Prospectus.

This summary only highlights selected information contained in greater detail elsewhere in this Prospectus. This summary may not contain all of the information that you should consider before investing in our common stock. You should carefully read the entire Prospectus, including “Risk Factors” beginning on Page 8, and the financial statements in their entirety, before making an investment decision.

All dollar amounts refer to US dollars unless otherwise indicated. All currency conversion(s) of JPY to USD are as of May 31, 2016.

The Company

The Company was originally incorporated with the name Perfect Acquisition, Inc., under the laws of the State of Delaware on December 31, 2015, with an objective to acquire, or merge with, an operating business.

On January 27, 2016, Jeffrey DeNunzio of 780 Reservoir Avenue, #123, Cranston, RI 02910, the sole shareholder of the Company, entered into a Share Purchase Agreement with Takaaki Matsuoka with an address at 3-18-17-6F, Minamiaoyama, Minato-ku, Tokyo, 107-0062, Japan. Pursuant to the Agreement, Mr. DeNunzio transferred to Dr. Matsuoka, 20,000,000 shares of our common stock which represents all of our issued and outstanding shares.

Following the closing of the share purchase transaction, Dr. Matsuoka gained a 100% interest in the issued and outstanding shares of our common stock and became the controlling shareholder of the Company.

The sale of shares between Jeffrey DeNunzio and Takaaki Matsuoka was made pursuant to Regulation S of the Securities Act of 1933, as amended ("Regulation S"). No directed selling efforts were made in the United States. Dr. Matsuoka is a Japanese Citizen.

On January 27, 2016, the Company changed its name to Stemcell Holdings, Inc. and filed with the Delaware Secretary of State, a Certificate of Amendment.

On January 27, 2016, Jeffrey DeNunzio resigned as our Chief Executive Officer, Chief Financial Officer, President, Director, Secretary, and Treasurer. The resignation was not the result of any disagreement with us on any matter relating to our operations, policies or practices.

On January 27, 2016, Mr. Takaaki Matsuoka was appointed as our Chief Executive Officer, Chief Financial Officer, President, Director, Secretary, and Treasurer.

On March 23, 2016, Stemcell Holdings, Inc., a Delaware corporation (the “Company”), entered into a Stock Purchase Agreement (the “Stock Purchase Agreement”) with Takaaki Matsuoka, our President, CEO and Director. Pursuant to this Agreement, on March 24, 2016 Takaaki Matsuoka transferred to Stemcell Holdings, Inc., 500 shares of the common stock of Stemcell Co., Ltd., a Japan corporation (“Stemcell”), which represents all of its issued and outstanding shares, in consideration of 5,000,000 JPY ($44,476 USD). Following the effective date of the share purchase transaction above on March 24, 2016, Stemcell Holdings, Inc. gained a 100% interest in the issued and outstanding shares of Stemcell’s common stock and Stemcell became a wholly owned subsidiary of the Company.

On May 2, 2016, Takaaki Matsuoka entered into a Stock Purchase Agreement with Primavera Singa Pte Ltd, a Singapore corporation (“Primavera Singa”) with an address at 60 Paya Lebar Rd #09-25, Paya Lebar Square 409051, Singapore. Pursuant to the Agreement, Dr. Matsuoka transferred to Primavera Singa, 17,299,533 shares of our common stock which represents 86.5% of our issued and outstanding shares.

Shiho Matsuoka, the wife of our sole officer and director Takaaki Matsuoka, owns and controls 100% of Primavera Singa Pte., Ltd.

Following the closing of the share purchase transaction, Primavera Singa Pte., Ltd. became the controlling shareholder of the Company.

The sale of shares between Takaaki Matsuoka and Primavera Singa was made pursuant to Regulation S of the Securities Act of 1933, as amended ("Regulation S"). No directed selling efforts were made in the United States. Dr. Matsuoka is a Japanese Citizen.

*Currently, we operate through our wholly owned subsidiary, Stemcell Co., Ltd., of which is engaged in the regenerative medicine-related business which includes but is not limited to the culturing, storing and delivery of stem cells.

Our principal executive offices are located at C/O Omotesando Helene Clinic, 3-18-17-6F, Minamiaoyama, Minato-ku, Tokyo, 107-0062, Japan. Our phone number is +81-3-6432-9977.

Our Offering

We have authorized capital stock consisting of 500,000,000 shares of common stock, $0.0001 par value per share (“Common Stock”) and 20,000,000 shares of preferred stock, $0.0001 par value per share (“Preferred Stock”). We have 20,000,000 shares of Common Stock and no shares of Preferred Stock issued and outstanding. Through this offering we will register a total of 5,295,397 shares. These shares represent 5,295,397 shares of common stock held by our selling stockholders. The selling stockholders will sell shares at a fixed price of $0.50 for the duration of the offering. There is no arrangement to address the possible effect of the offering on the price of the stock. We will not receive any proceeds from the selling stockholders.

*We will notify investors by filing an information statement that will be available for public viewing on the SEC Edgar Database of any such extension of the offering.

Securities being offered by the Selling Stockholders	5,295,397 shares of common stock, at a fixed price of $0.50 offered by selling stockholders in a resale offering. As previously mentioned this fixed price applies at all times for the duration of this offering. This offering will automatically terminate upon the earliest of (i) such time as all of the common stock has been sold pursuant to the registration statement or (ii) 365 days from the effective date of this prospectus unless extended by our Board of Directors for an additional 90 days. We may however, at our discretion terminate the offering at any time.

Offering price per share	The selling shareholders will sell the shares at a fixed price per share of $0.50 for the duration of this Offering.

Number of shares outstanding before the offering of common stock	20,000,000 common shares are currently issued and outstanding.

Number of shares outstanding after the offering of common shares	20,000,000 common shares will be issued and outstanding.

The minimum number of shares to be sold in this offering	None.

Market for the common shares

There is no public market for the common shares. The price per share is $0.50. We may not be able to meet the requirement for a public listing or quotation of our common stock. Furthermore, even if our common stock is quoted or granted listing, a market for the common shares may not develop.

Termination of the Offering	This offering will automatically terminate upon the earlier to occur of (i) 365 days after this registration statement becomes effective with the Securities and Exchange Commission, or (ii) the date on which all 5,295,397 shares registered hereunder have been sold. We may, at our discretion, extend the offering for an additional 90 days or terminate the offering at any time.

Registration Costs	We estimate our total offering registration costs to be approximately $20,000.
Risk Factors:	See “Risk Factors” and the other information in this prospectus for a discussion of the factors you should consider before deciding to invest in shares of our common stock.

*Currently, Primavera Singa Pte., Ltd. is our controlling shareholder. Primavera Singa Ptd., Ltd. currently owns 86.50% of the total issued and outstanding shares of our common stock. Shiho Matsuoka, the wife of our sole officer and director Takaaki Matsuoka, owns and controls 100% of Primavera Singa Pte., Ltd.

You should rely only upon the information contained in this prospectus. We have not authorized anyone to provide you with information different from that which is contained in this prospectus. We are offering to sell common stock and seeking offers to common stock only in jurisdictions where offers and sales are permitted.

SUMMARY OF OUR FINANCIAL INFORMATION

The following table sets forth selected financial information, which should be read in conjunction with the information set forth in the “Management’s Discussion and Analysis” section and the accompanying financial statements and related notes included elsewhere in this Prospectus.

The tables and information below are derived from our financial statements.

Stemcell Holdings, Inc.
(Formerly Known as Perfect Acquisition, Inc.)
Balance Sheet

As of December 31, 2015

CURRENT ASSETS:	$-

TOTAL ASSETS	$-

LIABILITIES AND STOCKHOLDER’S DEFICIT
CURRENT LIABILITIES:
Accrued expenses	2,998
Total Liabilities	2,998
STOCKHOLDER’S DEFICIT:
Preferred stock ($.0001 par value, 20,000,000 shares authorized; none issued and outstanding)	-
Common stock ($.0001 par value, 500,000,000 shares authorized, 20,000,000 shares issued and outstanding as of December 31, 2015)	2,000
Additional Paid in Capital	-
Accumulated Deficit	(4,998)
Total Stockholder’s Deficit	(2,998)
TOTAL LIABILITIES & STOCKHOLDER’S DEFICIT	$-

Stemcell Holdings, Inc.
(Formerly Known as Perfect Acquisition, Inc.)
Statement of Operations

For the Period from December 31, 2015 (Inception) to December 31, 2015

Expenses

General and Administrative Expenses	$2,148
Professional Fees	2,850
Total Expenses	$4,998

Net loss	$(4,998)

Loss per common share

Basic and Diluted net loss per common share	$(0.00)

Weighted average number of common shares outstanding - basic and diluted	20,000,000

STEMCELL HOLDINGS, INC.
CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

	As of	As of
	June 30, 2016	December 31, 2015
ASSETS
Current Assets
Cash and cash equivalents	$320,532	$-
Accounts receivable	50,170	-

TOTAL CURRENT ASSETS	370,702	-

Property, plant and equipment
Equipment	19,370	-
Less accumulated depreciation	(1,291)	-

TOTAL PROPERTY, PLANT AND EQUIPMENT	18,079	-

TOTAL ASSETS	$388,781	$-

LIABILITIES AND SHAREHOLDER'S EQUITY (DEFICIT)
Current Liabilities
Loan from director	$67,761	$-
Accrued expenses	2	2,998
Tax payables	111,387	-
TOTAL CURRENT LIABILITIES	179,150	2,998

TOTAL LIABILITIES	179,150	2,998

Shareholder's Equity (Deficit)
Preferred stock ($.0001 par value, 20,000,000 shares authorized;
none issued and outstanding as of June 30, 2016 and December 31, 2015)	-	-
Common stock ($.0001 par value, 500,000,000 shares authorized,
20,000,000 shares issued and outstanding as of June 30, 2016 and December 31, 2015)	2,000	2,000
Additional paid-in capital	2,998	-
Accumulated earnings (deficit)	188,969	(4,998)
Accumulated other comprehensive income	15,664	-

TOTAL SHAREHOLDER'S EQUITY (DEFICIT)	209,631	(2,998)

TOTAL LIABILITIES AND SHAREHOLDER'S EQUITY (DEFICIT)	$388,781	$-

STEMCELL HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
(UNAUDITED)

	Three months	Six months
	Ended	Ended
	June 30, 2016	June 30, 2016
Revenues
Service revenue from related party	$267,125	$267,125
Service revenue	70,438	70,438

Total revenues	337,563	337,563

Operating Expenses
General and Administrative Expenses	51,012	55,534

Total Operating expenses	51,012	55,534

OTHER INCOME
Other service income –related party	15,002	15,002
Total other income	15,002	15,002

Net income before taxes	$301,553	$297,031

Income tax expenses	$(103,064)	$(103,064)

NET INCOME	$198,489	$193,967

Other Comprehensive Income
Foreign currency translation adjustment	15,771	15,664

TOTAL COMPREHENSIVE INCOME	$214,260	$209,631

BASIC AND DILUTED NET INCOME PER COMMON SHARE	$0.01	$0.01

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING, BASIC AND DILUTED	20,000,000	20,000,000

The Company is electing to not opt out of JOBS Act extended accounting transition period.  This may make its financial statements more difficult to compare to other companies.

Pursuant to the JOBS Act of 2012, as an emerging growth company the Company can elect to opt out of the extended transition period for any new or revised accounting standards that may be issued by the PCAOB or the SEC. The Company has elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the standard for the private company. This may make comparison of the Company’s financial statements with any other public company which is not either an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible as possible different or revised standards may be used.

Emerging Growth Company

The recently enacted JOBS Act is intended to reduce the regulatory burden on emerging growth companies. The Company meets the definition of an emerging growth company and so long as it qualifies as an “emerging growth company,” it will, among other things:

•	be temporarily exempted from the internal control audit requirements Section 404(b) of the Sarbanes-Oxley Act;

•	be temporarily exempted from various existing and forthcoming executive compensation-related disclosures, for example: “say-on-pay”, “pay-for-performance”, and “CEO pay ratio”;

•	be temporarily exempted from any rules that might be adopted by the Public Company Accounting Oversight Board requiring mandatory audit firm rotation or supplemental auditor discussion and analysis reporting;

•	be temporarily exempted from having to solicit advisory say-on-pay, say-on-frequency and say-on-golden-parachute shareholder votes on executive compensation under Section 14A of the Securities Exchange Act of 1934, as amended;

•	be permitted to comply with the SEC’s detailed executive compensation disclosure requirements on the same basis as a smaller reporting company; and,

•	be permitted to adopt any new or revised accounting standards using the same timeframe as private companies (if the standard applies to private companies).

Our company will continue to be an emerging growth company until the earliest of:

•	the last day of the fiscal year during which we have annual total gross revenues of $1 billion or more;

•	the last day of the fiscal year following the fifth anniversary of the first sale of our common equity securities in an offering registered under the Securities Act;

•	the date on which we issue more than $1 billion in non-convertible debt securities during a previous three-year period; or

•	the date on which we become a large accelerated filer, which generally is a company with a public float of at least $700 million (Exchange Act Rule 12b-2).

MANAGEMENT’S DISCUSSION AND ANALYSIS

We operate through our wholly owned subsidiary, Stemcell Co., Ltd., also referenced in this registration statement as “Stemcell”, which was initially formed as a Tokyo, Japan Corporation on January 24, 2016.

Stemcell conducts a regenerative medicine-related business which includes but is not limited to the culturing, storing and delivery of stem cells.

For the period from December 31, 2015 (inception) through December 31, 2015 we did not generate any revenues and we also did not have any cash or cash equivalents.

For the period from December 31, 2015 (inception) through December 31, 2015 we had total general and administrative expenses in the amount of $4,998.

Our financial statements for the six months ended June 30, 2016 were consolidated and included those of our wholly owned subsidiary Stemcell Co., Ltd.

For the six months ended June 30, 2016, the Company had revenues of $337,563 of which $267,125 was related party revenue, general and administrative expenses of $55,534 and net income of $193,967. As of June 30, 2016, the Company has total assets of $388,781 and shareholders’equity of $209,631. The previous variance in values from the financial statements for December 31, 2015 is attributed to the fact that the Company has since acquired Stemcell Co., Ltd., an operating Company.

Our cash balance is $320,532 as of June 30, 2016. Our cash balance is not sufficient to fund our limited levels of operations for any substantive period of time. We have been utilizing and may utilize funds from Takaaki Matsuoka, our sole officer and director who has informally agreed to advance funds to allow us to pay for business activities, offering costs, filing fees, and professional fees. Takaaki Matsuoka, however, has no formal commitment, arrangement or legal obligation to advance or loan funds to the company. Being a start-up company, we have a very limited operating history. After a twelve-month period we may need additional financing but currently do not have any arrangements for such financing.

We are in the early stage of operations.  As of June 30, 2016, our most recent quarter’s end, we have generated revenue in the amount of $337,563 USD.

Long term financing will be required to fully implement our business plan. If our sole officer and director Takaaki Matsuoka is not be able to fund our business activities we may be forced to cease or suspend our current operations.

At this time the Company cannot identify with absolute certainty all events which may contribute either positively or negatively to the liquidity of the Company. This could range from general economic conditions, the growth of the industry, or simply the effectiveness of our marketing campaign and funding efforts.

For the three months following this offering we will begin conducting marketing efforts geared towards existing clinics. We anticipate this will cost a total of 75,000,000 JPY ($681,818). This will be achieved through a combination of as of yet unidentified marketing efforts. We plan to cover these costs from revenue we will generate, however if we cannot cover all of these expenses with revenue then we have an oral agreement, which is in no way binding, with our Chief Executive Officer to fund these efforts.

For the period of four to six months following this offering we plan to develop and increase the amount of clinics we have relationships with and acquire new customers. This will be achieved through a combination of as of yet unidentified marketing efforts and the continuation and, potentially although in no way definite, improvement of our business practices. We anticipate this will cost an additional 75,000,000 JPY ($681,818). We plan to cover these costs from revenue we will generate, however if we cannot cover all of these expenses with revenue then we have an oral agreement, which is in no way binding, with our Chief Executive Officer to fund these efforts.

For the period from seven to twelve months following this offering we plan to continue our efforts to increase our customer base while forging new agreements with clinics, and we will begin to start expanding our marketing efforts throughout Asia. The exact manner in which we will expand our marketing throughout Asia is as of yet undetermined. However, we anticipate this will cost us a total of 165,000,000 JPY ($1,500,000). We plan to cover these costs from revenue we will generate, however if we cannot cover all of these expenses with revenue then we have an oral agreement, which is in no way binding, with our Chief Executive Officer to fund these efforts.

RISK FACTORS

Please consider the following risk factors and other information in this prospectus relating to our business before deciding to invest in our common stock.

This offering and any investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and all of the information contained in this prospectus before deciding whether to purchase our common stock. If any of the following risks actually occur, our business, financial condition and results of operations could be harmed. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

We consider the following to be the material risks for an investor regarding this offering. Our company should be viewed as a high-risk investment and speculative in nature. An investment in our common stock may result in a complete loss of the invested amount.

An investment in our common stock is highly speculative, and should only be made by persons who can afford to lose their entire investment in us. You should carefully consider the following risk factors and other information in this report before deciding to become a holder of our common stock. If any of the following risks actually occur, our business and financial results could be negatively affected to a significant extent.

Risks Relating to Our Company and Our Industry

We will require additional funds in the future to achieve our current business strategy and inability to obtain funding could cause our business to fail.

We will need to raise additional funds through public or private debt or equity sales in order to fund our future operations. Financing may not be available when needed, and even if financing is available, it may be on terms that we deem unacceptable or are materially adverse to your interests with respect to dilution of book value, dividend preferences, liquidation preferences, or other terms. Our inability to obtain financing would have an adverse effect on our ability to implement our current business plan and develop our product line, and as a result could require us to diminish or suspend our operations and possibly cease our existence.

Even if we are successful in raising capital in the future we will likely need to raise additional capital to continue and/or expand our operations. If we do not raise the additional capital the value of any investment in our Company may become worthless. In the event we do not raise additional capital from conventional sources, it is likely that we may need to scale back or curtail implementing our business plan.

We have a limited operating history that you can use to evaluate us, and the likelihood of our success must be considered in light of the problems, expenses, difficulties, complications and delays that we may encounter because we are a small developing company. As a result, we may not be profitable and we may not be able to generate sufficient revenue to develop as we have planned.

We have only recently adopted a bona fide business plan. As of August 31, 2016 we operate through our wholly owned subsidiary Stemcell Co., Ltd. We have limited financial resources and assets. The likelihood of our success must be considered in light of the expenses and difficulties in development of a customer base for our stem cell harvesting services nationally, retaining customers and obtaining financing to meet the needs of our plan of operations. Since we have a limited operating history we may not be profitable and we may not be able to generate sufficient revenues to meet our expenses and support our anticipated activities.

The negative stigma attached to stem cell therapy may limit our appeal.

In some countries, including the United States, stem cell therapy is not available for legal reasons. In these countries, and indeed even in countries where stem cell therapy is legal, there could be a stigma associated with the industry in general that may limit the growth of our client base. If there are not as many individuals seeking stem cell therapy for any reason whatsoever the results of our operations may not meet out expectations and we may not see the growth we anticipate. In the event that our business becomes unsustainable we may be forced to cease operations entirely and investors may lose part or all of their investment.

Our limited operating history makes it difficult for us to accurately forecast net sales and appropriately plan our expenses.

We have a very limited operating history. As a result, it is difficult to accurately forecast our net sales and plan our operating expenses. This inability could cause our net income, if there is any income at all, in a given quarter to be lower than expected. Certain factors that could influence our net sales or operating expenses may include, but are not limited to, demand for stem cell harvesting services, negative or positive public perceptions regarding stem cells and stem cell therapy, general economic conditions, and disposable consumer income.

We operate in a highly competitive environment, and if we are unable to compete with our competitors, our business, financial condition, results of operations, cash flows and prospects could be materially adversely affected.

We operate in a highly competitive environment. Our competition includes all other companies that are in the business of stem cell harvesting. While stem cell harvesting is illegal in many countries, it is legal within Japan and we face competition from other facilities on a national level, as well as from companies which operate in countries where such operations are legal. A highly competitive environment could materially adversely affect our business, financial condition, results of operations, cash flows and prospects.

Because we are small and do not have much capital, our marketing campaign may not be enough to attract sufficient customers to operate profitably. If we do not make a profit, we may be forced to suspend or cease operations.

Due to the fact we are small and do not have much capital, we must limit our marketing activities and may not be able to make our stemcell harvesting services known to potential customers. Because we will be limiting our marketing activities, we may not be able to attract enough customers to operate profitably. If we cannot operate profitably, we may have to suspend or cease operations.

We expect our quarterly financial results to fluctuate.

We expect our net sales and operating results to vary significantly from quarter to quarter due to a number of factors, including but not limited to changes in:

• Demand for our stem cell harvesting services;

• Our ability to obtain and retain existing customers or encourage repeat purchases from clinics and hospitals;

• Our ability to manage our services;

• General economic conditions;

• Advertising and other marketing costs.

As a result of the variability of these and other factors, our operating results in future quarters may be below the expectations of public market analysts and investors.

Our future success is dependent on our implementation of our business plan. We have many significant steps still to take.

Our success will depend in large part on achieving several important steps in the implementation of our business plan, including the following: acquiring business information, development of a customer base, development of relationships with clinics and hospitals, patient service capabilities, and management of business process. If we are not successful, we will not be able to fully implement or expand our business plan.

Our growth will place significant strains on our resources.

The Company is currently in the exploration stage, with only limited operations. The Company's growth, if any, is expected to place a significant strain on the Company's managerial, operational and financial resources. Moving forward, the Company's systems, procedures or controls may not be adequate to support the Company's operations and/or the Company may be unable to achieve the rapid execution necessary to successfully implement its business plan. If the Company is unable to manage growth effectively, the Company's business, results of operations and financial condition will be adversely affected.

Because the Company’s headquarters and assets are located outside the United States in Japan, investors may experience difficulties in attempting to effect service of process and to enforce judgments based upon US Federal Securities Laws against the Company and its non-US resident officers and directors.

While we are organized under the laws of State of Delaware, our officers and Directors are non-US residents and our headquarters and assets are located outside the United States in Japan. Consequently, it may be difficult for investors to affect service of process on them in the United States and to enforce in the United States judgments obtained in United States courts against them based on the civil liability provisions of the United States securities laws. Since all our assets will be located outside U.S. it may be difficult or impossible for U.S. investors to collect a judgment against us.

Our future success is dependent, in part, on the performance and continued services of Dr. Takaaki Matsuoka, our President and Director. Without his continued service, we may be forced to interrupt or eventually cease our operations.

We are presently dependent to a great extent upon the experience, abilities and continued services of Dr. Takaaki Matsuoka, our President and Director. The loss of his services would delay our business operations substantially.

The recently enacted JOBS Act will allow the Company to postpone the date by which it must comply with certain laws and regulations intended to protect investors and to reduce the amount of information provided in reports filed with the SEC.

The recently enacted JOBS Act is intended to reduce the regulatory burden on “emerging growth companies”. The Company meets the definition of an “emerging growth company” and so long as it qualifies as an “emerging growth company,” it will, among other things:

-be exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that its independent registered public accounting firm provide an attestation report on the effectiveness of its internal control over financial reporting;

-be exempt from the "say on pay” provisions (requiring a non-binding shareholder vote to approve compensation of certain executive officers) and the "say on golden parachute” provisions (requiring a non-binding shareholder vote to approve golden parachute arrangements for certain executive officers in connection with mergers and certain other business combinations) of The Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) and certain disclosure requirements of the Dodd-Frank Act relating to compensation of Chief Executive Officers;

-be permitted to omit the detailed compensation discussion and analysis from proxy statements and reports filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and instead provide a reduced level of disclosure concerning executive compensation; and

-be exempt from any rules that may be adopted by the Public Company Accounting Oversight Board (the “PCAOB”) requiring mandatory audit firm rotation or a supplement to the auditor’s report on the financial statements.

Although the Company is still evaluating the JOBS Act, it currently intends to take advantage of all of the reduced regulatory and reporting requirements that will be available to it so long as it qualifies as an “emerging growth company”. The Company has elected not to opt out of the extension of time to comply with new or revised financial accounting standards available under Section 102(b)(1) of the JOBS Act. Among other things, this means that the Company's independent registered public accounting firm will not be required to provide an attestation report on the effectiveness of the Company's internal control over financial reporting so long as it qualifies as an “emerging growth company”, which may increase the risk that weaknesses or deficiencies in the internal control over financial reporting go undetected. Likewise, so long as it qualifies as an “emerging growth company”, the Company may elect not to provide certain information, including certain financial information and certain information regarding compensation of executive officers, which would otherwise have been required to provide in filings with the SEC, which may make it more difficult for investors and securities analysts to evaluate the Company. As a result, investor confidence in the Company and the market price of its common stock may be adversely affected.

Notwithstanding the above, we are also currently a “smaller reporting company”, meaning that we are not an investment company, an asset-backed issuer, or a majority-owned subsidiary of a parent company that is not a smaller reporting company and have a public float of less than $75 million and annual revenues of less than $50 million during the most recently completed fiscal year. In the event that we are still considered a “smaller reporting company”, at such time are we cease being an “emerging growth company”, the disclosure we will be required to provide in our SEC filings will increase, but will still be less than it would be if we were not considered either an “emerging growth company” or a “smaller reporting company”. Specifically, similar to “emerging growth companies”, “smaller reporting companies” are able to provide simplified executive compensation disclosures in their filings; are exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that independent registered public accounting firms provide an attestation report on the effectiveness of internal control over financial reporting; and have certain other decreased disclosure obligations in their SEC filings, including, among other things, being required to provide only two years of audited financial statements in annual reports. Decreased disclosures in our SEC filings due to our status as an “emerging growth company” or “smaller reporting company” may make it harder for investors to analyze the Company’s results of operations and financial prospects.

We are an “emerging growth company” under the JOBS Act of 2012, and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our common stock less attractive to investors.

We are an “emerging growth company,” as defined in the JOBS Act, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We are choosing to take advantage of the extended transition period for complying with new or revised accounting standards. As a result, our financial statements may not be comparable to those of companies that comply with public company effective dates.

We will remain an “emerging growth company” for up to five years, although we will lose that status sooner if our revenues exceed $1 billion, if we issue more than $1 billion in non-convertible debt in a three year period, or if the market value of our common stock that is held by non-affiliates exceeds $700 million.

Risks Relating to the Company’s Securities

We may never have a public market for our common stock or may never trade on a recognized exchange. Therefore, you may be unable to liquidate your investment in our stock.

There is no established public trading market for our securities. Our shares are not and have not been listed or quoted on any exchange or quotation system.

In order for our shares to be quoted, a market maker must agree to file the necessary documents with the Financial Industry Regulatory Authority, which operates the OTCBB. In addition, it is possible that such application for quotation may not be approved and even if approved it is possible that a regular trading market will not develop or that if it did develop, will be sustained. In the absence of a trading market, an investor may be unable to liquidate their investment.

We may, in the future, issue additional shares of our common stock, which may have a dilutive effect on our stockholders.

Our Certificate of Incorporation authorizes the issuance of 500,000,000 shares of common stock, of which 20,000,000 shares are issued and outstanding as of August 31, 2016. The future issuance of our common shares may result in substantial dilution in the percentage of our common shares held by our then existing stockholders. We may value any common stock issued in the future on an arbitrary basis. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on any trading market for our common stock.

We may issue shares of preferred stock in the future that may adversely impact your rights as holders of our common stock.

Our Certificate of Incorporation authorizes us to issue up to 20,000,000 shares of preferred stock. Accordingly, our board of directors will have the authority to fix and determine the relative rights and preferences of preferred shares, as well as the authority to issue such shares, without further stockholder approval. Our board of directors could authorize the issuance of a series of preferred stock that would grant to holders preferred rights to our assets upon liquidation, the right to receive dividends before dividends are declared to holders of our common stock, and the right to the redemption of such preferred shares, together with a premium, prior to the redemption of the common stock. To the extent that we do issue such additional shares of preferred stock, your rights as holders of common stock could be impaired thereby, including, without limitation, dilution of your ownership interests in us. In addition, shares of preferred stock could be issued with terms calculated to delay or prevent a change in control or make removal of management more difficult, which may not be in your interest as holders of common stock.

We do not currently intend to pay dividends on our common stock and consequently, your ability to achieve a return on your investment will depend on appreciation in the price of our common stock.

We have never declared or paid any cash dividends on our common stock and do not currently intend to do so for the foreseeable future. We currently intend to invest our future earnings, if any, to fund our growth. Therefore, you are not likely to receive any dividends on your common stock for the foreseeable future and the success of an investment in shares of our common stock will depend upon any future appreciation in its value. There is no guarantee that shares of our common stock will appreciate in value or even maintain the price at which our stockholders have purchased their shares.

We may be exposed to potential risks resulting from requirements under Section 404 of the Sarbanes-Oxley Act of 2002.

As a reporting company we are required, pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, to include in our annual report our assessment of the effectiveness of our internal control over financial reporting. We do not have a sufficient number of employees to segregate responsibilities and may be unable to afford increasing our staff or engaging outside consultants or professionals to overcome our lack of employees.

We do not currently have independent audit or compensation committees. As a result, our directors have the ability, among other things, to determine their own level of compensation. Until we comply with such corporate governance measures, regardless of whether such compliance is required, the absence of such standards of corporate governance may leave our stockholders without protections against interested director transactions, conflicts of interest and similar matters and investors may be reluctant to provide us with funds necessary to expand our operations.

The costs to meet our reporting and other requirements as a public company subject to the Exchange Act of 1934 is and will be substantial and may result in us having insufficient funds to expand our business or even to meet routine business obligations.

As a public entity, subject to the reporting requirements of the Exchange Act of 1934, we will continue to incur ongoing expenses associated with professional fees for accounting, legal and a host of other expenses for annual reports and proxy statements. We estimate that these costs will range up to $35,000 per year for the next few years and will be higher if our business volume and activity increases. As a result, we may not have sufficient funds to grow our operations.

State Securities Laws may limit secondary trading, which may restrict the states in which and conditions under which you can sell Shares.

Secondary trading in our common stock may not be possible in any state until the common stock is qualified for sale under the applicable securities laws of the state or there is confirmation that an exemption, such as listing in certain recognized securities manuals, is available for secondary trading in the state. If we fail to register or qualify, or to obtain or verify an exemption for the secondary trading of, the common stock in any particular state, the common stock cannot be offered or sold to, or purchased by, a resident of that state. In the event that a significant number of states refuse to permit secondary trading in our common stock, the liquidity for the common stock could be significantly impacted.

Risks Relating to this Offering

The trading in our shares will be regulated by the Securities and Exchange Commission Rule 15G-9 which established the definition of a “Penny Stock.”

The shares being offered are defined as a penny stock under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), and rules of the Commission. The Exchange Act and such penny stock rules generally impose additional sales practice and disclosure requirements on broker-dealers who sell our securities to persons other than certain accredited investors who are, generally, institutions with assets in excess of $4,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 ($300,000 jointly with spouse), or in transactions not recommended by the broker-dealer. For transactions covered by the penny stock rules, a broker dealer must make certain mandated disclosures in penny stock transactions, including the actual sale or purchase price and actual bid and offer quotations, the compensation to be received by the broker-dealer and certain associated persons, and must deliver certain disclosures required by the Commission. Consequently, the penny stock rules may make it difficult for you to resell any shares you may purchase.

Our sole officer and director has no experience managing a public company, which is required to establish and maintain disclosure controls and procedures and internal control over financial reporting.

Our sole officer and director has no experience managing a public company, which is required to establish and maintain disclosure controls and procedures and internal control over financial reporting. As a result, we may not be able to operate successfully as a public company, even if our operations are successful. We plan to comply with all of the various rules and regulations, which are required for a public company. However, if we cannot operate successfully as a public company, your investment may be materially adversely affected. Our inability to operate as a public company could be the basis of your losing your entire investment in us.

Due to the lack of a trading market for our securities, you may have difficulty selling any shares you purchase in this offering.

We are not registered on any market or public stock exchange. There is presently no demand for our common stock and no public market exists for the shares being offered in this prospectus. We plan to contact a market maker immediately following the completion of the offering and apply to have the shares quoted on the OTCQB. The OTCQB is a regulated quotation service that displays real-time quotes, last sale prices and volume information in over-the-counter securities. The OTCQB is not a issuer listing services, market or exchange. Although the OTCQB does not have any listing requirements per se, to be eligible for quotation on the OTCQB, issuers must remain current in their filings with the SEC or applicable regulatory authority. If we are not able to pay the expenses associated with our reporting obligations we will not be able to apply for quotation on the OTCQB. Market makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement. Securities already quoted on the OTCQB that become delinquent in their required filings will be removed following a 30 to 60 day grace period if they do not make their required filing during that time. We cannot guarantee that our application will be accepted or approved and our stock listed and quoted for sale. As of the date of this filing, there have been no discussions or understandings between the Company and anyone acting on our behalf, with any market maker regarding participation in a future trading market for our securities. If no market is ever developed for our common stock, it will be difficult for you to sell any shares you purchase in this offering. In such a case, you may find that you are unable to achieve any benefit from your investment or liquidate your shares without considerable delay, if at all. In addition, if we fail to have our common stock quoted on a public trading market, your common stock will not have a quantifiable value and it may be difficult, if not impossible, to ever resell your shares, resulting in an inability to realize any value from your investment.

We will incur ongoing costs and expenses for SEC reporting and compliance. Without additional revenue we may not be able to remain in compliance, making it difficult for investors to sell their shares, if at all.

The estimated cost of this registration statement is $20,000. If our current cash available is not enough to cover the aforementioned cost we will have to utilize funds from Takaaki Matsuoka, our sole officer and director, who has verbally agreed to loan the company funds to complete the registration process. We are required to file annual, quarterly and current reports, or other information with the SEC as provided by the Securities Exchange Act. We plan to contact a market maker immediately following the close of the offering and apply to have the shares quoted on the OTCQB. To be eligible for quotation, issuers must remain current in their filings with the SEC. In order for us to remain in compliance we will require future revenues to cover the cost of these filings, which could comprise a substantial portion of our available cash resources. The costs associated with being a publicly traded company in the next 12 month will be approximately $35,000. If we are unable to generate sufficient revenues to remain in compliance it may be difficult for you to resell any shares you may purchase, if at all. Also, if we are not able to pay the expenses associated with our reporting obligations we will not be able to apply for quotation on the OTCQB.

INDUSTRY OVERVIEW

This Prospectus includes market and industry data that we have developed from publicly available information; various industry publications and other published industry sources and our internal data and estimates. Although we believe the publications and reports are reliable, we have not independently verified the data. Our internal data, estimates and forecasts are based upon information obtained from trade and business organizations and other contacts in the market in which we operate and our management’s understanding of industry conditions.

As of the date of the preparation of this Prospectus, these and other independent government and trade publications cited herein are publicly available on the Internet without charge. Upon request, the Company will also provide copies of such sources cited herein.

Regenerative Medicine-related Industry

Based on the report of the Ministry of Economy, Trade and Industry in Japan (the “METI report”), the market size of the regenerative medicine-related industries in Japan in 2012 was estimated at 9.1 billion JPY ($76 million) and was expected to grow to 95.4 billion JPY ($795 million) by the year 2020. The Japanese market of the regenerative medicine-related industries is expected to undergo significant transition in the coming years. The expected estimate of the market size of regenerative medicine-related industries in the future within Japan are as follows:

Estimate of Market Size of Regenerative Medicine-related Industries in Japan								JPY/USD=110
		Year
		2012		2020		2030		2050
		Billion JPY	Million USD	Billion JPY	Million USD	Billion JPY	Million USD	Billion JPY	Million USD
Tissue	Skin	BJPY 1.65	M$ 15.0	BJPY 4.68	M$ 42.5	BJPY 17.97	M$ 163.4	BJPY 49.34	M$ 448.5
	Cartilage			20.50	186.4	86.21	783.7	113.73	1,033.9
	Eye			16.04	145.8	100.24	911.3	184.47	1,677.0
	Heart			21.75	197.7	63.28	575.3	73.08	664.4
	Nerve			4.73	43.0	111.40	1,012.7	290.00	2,636.4
	Alveolar bone	0.08	0.7	0.17	1.5	19.20	174.5	81.61	741.9
	Blood vessel			0.24	2.2	31.54	286.7	75.97	690.6
	Kidney					92.63	842.1	315.26	2,866.0
	Liver					65.50	595.5	222.94	2,026.7
	Pancreas					2.67	24.3	234.31	2,130.1
	Blood					117.88	1,071.6	286.59	2,605.4
	Cancer immunity	6.99	63.5	23.12	210.2	302.45	2,749.5	571.91	5,199.2
	Other	0.39	3.5	4.20	38.2	20.03	182.1	46.60	423.6
Total		9.11	82.8	95.43	867.5	1,031.00	9,372.7	2,545.81	23,143.7

Estimate of Market Size of Peripheral Industries of Regenerative Medicine in Japan								JPY/USD=110
		Year
		2012		2020		2030		2050
		Billion JPY	Million USD	Billion JPY	Million USD	Billion JPY	Million USD	Billion JPY	Million USD
Category	Equipment	BJPY 5.38	M$ 48.9	BJPY 37.07	M$ 337.0	BJPY 68.31	M$ 621.0	BJPY 103.14	M$ 937.6
	Consumables	7.03	63.9	30.05	273.2	223.50	2,031.8	536.75	4,879.5
	Service	4.70	42.7	26.42	240.2	253.61	2,305.5	619.81	5,634.6
	Contract production	3.05	27.7	15.81	143.7	169.78	1,543.5	419.09	3,809.9
	Storage	0.80	7.3	4.19	38.1	45.25	411.4	111.73	1,015.7
	Other	0.85	7.7	6.42	58.4	38.58	350.7	88.99	809.0
	Application for drug development	0.10	0.9	1.00	9.1	6.00	54.5	25.00	227.3
Total		17.21	156.5	94.54	859.5	551.42	5,012.9	1,284.70	11,679.1
Source: 2013 Ministry of Economy, Trade and Industry's Report

FORWARD LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risk and uncertainties. We use words such as “anticipate”, “believe”, “plan”, “expect”, “future”, “intend”, and similar expressions to identify such forward-looking statements. Investors should be aware that all forward-looking statements contained within this filing are good faith estimates of management as of the date of this filing. Our actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us as described in the “Risk Factors” section and elsewhere in this prospectus.

DESCRIPTION OF BUSINESS

Autologous Stem Cell Harvesting

Stem cells are undifferentiated biological cells that have the ability to divide and produce the same type of cells, as well as differentiate into specialized cells. Stemcell Co., Ltd. provides injections of patients’ own harvested stem cells as well as stem cells extracted from umbilical cord blood. Our cell harvesting center has a similar bio-environment and uses the newest 3D harvesting technology to efficiently harvest autologous stem cells within 5 to 10 days. The stems cells will be injected back into the patient’s body after the harvesting procedure. There is always the risk that the body will reject implanted cells from another donor, but we eliminate this problem entirely when the patient chooses to inject their own stems cells back into a different part of their body. This can produce the regenerative results the patient desires and runs no risk of rejection. We also allow our patients to keep excess cells by freeze-preservation if they desire to do so.

Umbilical Cord Blood Stem Cells

Umbilical cord blood stem cells are extracted from placenta, which is a tissue responsible for delivering nutrients from mother to fetus. Due to the nature of the placenta they are known to contain a large amount of stem cells. However, because these stems cells are not coming from the patient’s own body, rejection may occur. In this event the results of the stem cell implantation would be less desirable. HLA testing is required prior to the injection in order to maximize the possibility of selecting suitable cells for every patient.

How Stem Cells are Harvested (Microscopic Photo)

Stem cell ~harvest 2nd day~ Skin cells scattered and the cell number has not increased.	Stem cell ~harvest 1st week~ More black dots on the left indicates cell division.

Effect of Stem Cell Therapy

As displayed in the picture below, babies contain the highest amount of stem cells which, as the infants mature, turn into body cells over the course of their lifetimes. The older we get the fewer stem cells we have and this results in a slower metabolism, among other physiological changes. Autologous stem cells harvesting as well as umbilical cord stem cell therapy will both assist in preventing cell loss and can assist in regenerative therapy.

Studies have shown that umbilical cord stem cells can help decrease the risk of having cancer, a stroke, heart disease, diabetes, high blood pressure, Alzheimers, Parkinson’s disease, etc. Injected stem cells will circulate throughout the body, find tissues that require to be repair and then start regeneration. Stem cells also stimulate the brain and stabilize hormone balance, which in turn speeds up the metabolism. Stems cells are able to replicate and regenerate, therefore skin tissues are constantly renewed and anti-aging effects can be expected. The real purpose of regenerative medicine is to prevent illness, stay healthy, and provide anti-aging benefits. Stem cell therapy revitalizes weakened cells and regenerates new healthy cells for our body to stay in the best condition every day.

Our Stem Cell Harvesting Services

Currently, we have two options for stem cell regenerative treatment: autologous stem cell harvest and umbilical cord stem cells. For autologous cell harvest, we take some of patient’s own skin cells and subsequently harvest stem cells at our harvesting center. For umbilical cord stem cells, the HLA test is performed in order to find the right stem cells that suit each patient’s body. Stem cells can be inserted back to patient’s body through either muscle or IV injection in a hospital or clinic. Our stem cell harvest team consists of 2 members from Keio University School of Medicine: Dr. Matsuoka, who is an expert in stem cell therapy, and Dr. Dan, who is highly experienced and has devoted almost 30 years of his career to cell harvesting. Our professional team provides our clients with high quality harvesting service(s). Safety is always our highest priority.

Our Stem Cell Harvesting Facilities

As of June 30, 2016, Stemcell owns the following equipment valued at ($18,079) :

Liquid Nitrogen Freezers Its purpose is to store stem cells.	Centrifugal Separator Its purpose is to separate cells from the culture medium.

Biological Safety Cabinet Its purpose is to serve as a means to protect the laboratory workers and the surrounding environment from pathogens.	Carbon Oxide Incubator Its purpose to grow and maintain microbiological cultures or cell cultures.

*We and our parent Company Stemcell Holdings, Inc. share the same address. We both are provided the operating/office space at no cost by our Chief Executive Officer, Dr. Matsuoka. Our address is Omotesando Helene Clinic, 3-18-17-6F, Minamiaoyama, Minato-ku, Tokyo, Japan.

Government Regulations

If we conduct the harvesting of stem cells in Japan, which we currently intend to do, we have to file a notification for facilities to the Minister of Health, Labor and Welfare (the “MHLW”). Our Chief Executive Officer, Dr. Matsuoka has filed the notification to the MHLW in 2015. In addition, Dr. Matsuoka obtained the approval of the Regenerative Medicine Provision Plan Following by MHLW in 2015. The following pictures are copies of the certificates of the notification and approvals.

*At this time the Company has no intentions to expand its operations outside Japan.

Notification for Cell Culturing Facilities.	Approval of the Regenerative Medicine Provision Plan - Intravenous injection of stem cells.

Approval of the Regenerative Medicine Provision Plan - Subcutaneous injection of stem cells	Approval of the Regenerative Medicine Provision Plan - External administration of stem cells

Outline of the Structure of Our Business

*Currently, we have no agreement(s) regarding the terms and conditions for the below transactions that we foresee taking place in the future. The terms and conditions described below are based on current assumptions and expectations.

As depicted in the diagram, Stemcell Co., Ltd. is the wholly owned subsidiary of Stemcell Holdings, Inc. Stemcell Co. Ltd. is responsible for the culturing, storing and delivery of stem cells to hospitals and clinics in Japan.

As of March 28, 2016, our CEO, Dr. Matsuoka owns the following six clinics (of which we intend to provide our services to):

Clinic name	Address
Omotesando Helene Beauty Clinic	3-18-17, Minamiaoyama, Minato-ku, Tokyo, Japan
Kobe Varix Clinic	7-1-8, Isogamidori, Chuo-ku, Kobe, Hyogo, Japan
Funabashi Varix Clinic	6-1-3, Honcho, Funabashi, Chiba, Japan
Ofuna Varix Clinic	1-26-33, Ofuna, Kamakura, Kanagawa, Japan
Omotesando Edeme Clinic	3-10-6, Kitaaoyama, Minato-ku, Tokyo, Japan
Tachikawa Varix Clinic	2-1-4, Shibasakicho, Tachikawa, Tokyo, japan

Additionally, we have the following eight business and clinical partners that we anticipate working with:

Clinic name	Address
Akabene Varix Clinic	2-15-10, Akabane, Kita-ku, Tokyo, Japan
Tokyo Central Clinic Fukushima	7-3, Okitamacho, Fukushima, Fukushima, Japan
Tokyo Central Clinic Koriyama	2-10-19, Koriyama-ekimae, Fukushima, Fukushima, Japan
Tokyo Central Clinic Utasunomiya	1-5-6, Ekimaedori, Utsunomiya, Tochigi, Japan
Tokyo Central Varix Clinic Machida	1-24-13, Morino, Machida, Tokyo, Japan
TOWACO CLINIC SHANGHAI	Shanghai, China
BioSolutions Korea	Seoul, Korea

As denoted above we “Stemcell” plan to provide stem cell services to the above clinics. As we increase operations, we plan to develop new relationships with other hospitals and clinics of which we can provide our services to.

We anticipate that there will be a large increase in the number of foreign patients who are looking for stem cell therapy due to the fact that stem cell therapy is not legal in a number of Asian countries, as well as many countries all throughout the world. As the hospitals and clinics experience greater demand for therapy, we believe we will almost invariably will see a greater demand for our cultured stem cells.

*The following are diseases and ailments that we seek to treat with our stem cell therapies.

JPY/USD=120

Disease	Number of stem cells	Medical fees by clinic		Service fees by Stemcell
	Cells	JPY	USD	JPY	USD
Chronic fatigue syndrome	1,000 Million	4,000,000	33,333	2,600,000	21,667
Facial rejuvenation	100 Million	980,000	8,167	637,000	5,308
Type II diabetes mellitus	1,000 Million	4,000,000	33,333	2,600,000	21,667
Ovarian function	1,000 Million	4,000,000	33,333	2,600,000	21,667
Cerebral infarction	1,000 Million	4,000,000	33,333	2,600,000	21,667
Alzheimer disease	1,000 Million	4,000,000	33,333	2,600,000	21,667
Parkinson disease	1,000 Million	4,000,000	33,333	2,600,000	21,667
Spinocerebellar degeneration	1,000 Million	4,000,000	33,333	2,600,000	21,667
Multiple sclerosis (MS)	1,000 Million	4,000,000	33,333	2,600,000	21,667
Amyotrophic lateral sclerosis (ALS)	1,000 Million	4,000,000	33,333	2,600,000	21,667
Inflammatory colitis	100-200 Million	980,000	8,167	637,000	5,308
Knee joint	100 Million	980,000	8,167	637,000	5,308
Private stem cell cosmetics	For 6 months			1,800,000	15,000

Plan Moving Forward

For the three months following this offering we will begin conducting marketing efforts geared towards existing clinics. We anticipate this will cost a total of 75,000,000 JPY ($681,818). This will be achieved through a combination of as of yet unidentified marketing efforts. We plan to cover these costs from revenue we will generate, however if we cannot cover all of these expenses with revenue then we have an oral agreement, which is in no way binding, with our Chief Executive Officer to fund these efforts.

For the period of four to six months following this offering we plan to develop and increase the amount of clinics we have relationships with and acquire new customers. This will be achieved through a combination of as of yet unidentified marketing efforts and the continuation and, potentially although in no way definite, improvement of our business practices. We anticipate this will cost an additional 75,000,000 JPY ($681,818). We plan to cover these costs from revenue we will generate, however if we cannot cover all of these expenses with revenue then we have an oral agreement, which is in no way binding, with our Chief Executive Officer to fund these efforts.

For the period from seven to twelve months following this offering we plan to continue our efforts to increase our customer base while forging new agreements with clinics, and we will begin to start expanding out marketing efforts throughout Asia. The exact manner in which we will expand our marketing throughout Asia is as of yet undetermined. However, we anticipate this will cost us a total of 165,000,000 JPY ($1,500,000). We plan to cover these costs from revenue we will generate, however if we cannot cover all of these expenses with revenue then we have an oral agreement, which is in no way binding, with our Chief Executive Officer to fund these efforts.

Competition

As of January 31, 2016, there were 2,315 cell culturing facilities in Japan, but there are only a few companies which can access patients in clinics directly. Additionally, barriers to market access are high because it is difficult to obtain the MHLW’s approval to conduct such business in Japan. As of January 31, 2016, there were only 40 facilities which have obtained the MHLW’s approval for stem cell therapy and Stemcell is one of those facilities.

USE OF PROCEEDS

Since the offering is being made by the selling shareholders we will not reap any of the proceeds from the offering. The shareholders however, will be the beneficiary of the proceeds and will be able to use the proceeds from the sale of their shares in any way they see fit. There is currently no appointed escrow agent for the sale of any shares of our common stock by the selling shareholders.

DETERMINATION OF OFFERING PRICE

Since our shares are not listed or quoted on any exchange or quotation system, the offering price of the shares of common stock was arbitrarily determined. The offering price was determined by us and is based on our own assessment of our financial condition and prospects, limited offering history, and the general condition of the securities market. It does not necessarily bear any relationship to our book value, assets, past operating results, financial condition or any other established criteria of value. Although our common stock is not listed on a public exchange, we will be seeking to obtain a listing on the OTCQB. In order to be quoted on the OTCQB, a market maker must file an application on our behalf in order to make a market for our common stock.

There is no assurance that our common stock will trade at market prices in excess of the initial public offering price as prices for the common stock in any public market which may develop will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity of the market for the common stock, investor perception of us and general economic and market conditions.

DILUTION

Dilution represents the difference between the Offering price and the net tangible book value per share immediately after completion of this Offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the Offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders. The following tables compare the differences of your investment in our shares with the investment of our existing stockholders.

As of August 31, 2016, the net tangible book value per share of our common stock was $0.01.

Existing stockholders if all of the shares are sold

Price per share	$0.50
Net tangible book value per share before Offering	$0.01
Potential gain to existing shareholders	$0.00
Net tangible book value per share after Offering	$0.01
Increase to present stockholders in net tangible book value per share after Offering	$0.00
Number of shares outstanding before the Offering	20,000,000
Number of shares after Offering held by existing stockholders	14,704,603
Percentage of ownership after Offering	73.5%

Purchasers of shares in this Offering if all shares are sold

Price per share	$0.50
Dilution per share	$0.49
Capital contributions	$0.00
Percentage of capital contributions	0.00%
Number of shares after Offering held by public investors (new shareholders)	5,295,397
Percentage of ownership after Offering	26.5%

SELLING SHAREHOLDERS

The shares being offered for resale by the selling stockholders consist of 5,295,397 shares of our common stock held by 69 shareholders.

The following table sets forth the name of the selling stockholders, the number of shares of common stock beneficially owned by each of the selling stockholders as of August 31, 2016 and the number of shares of common stock being offered by the selling stockholders. The shares being offered hereby are being registered to permit public secondary trading, and the selling stockholders may offer all or part of the shares for resale from time to time. However, the selling stockholders are under no obligation to sell all or any portion of such shares nor are the selling stockholders obligated to sell any shares immediately upon effectiveness of this prospectus. All information with respect to share ownership has been furnished by the selling stockholders.

Name of selling stockholder	Shares of Common stock owned prior to offering	Shares of Common stock to be sold	Shares of Common stock owned after offering (if all shares are sold)	Percent of common stock owned after offering (if all shares are sold)
Primavera Singa Pte Ltd (*1)	17,299,533	2,594,930	0	73.5%
Shiho Matsuoka (*2)	500,000	500,000	0	0.0%
Chino Matsuoka (*3)	500,000	500,000	0	0.0%
Sara Matsuoka (*4)	500,000	500,000	0	0.0%
Yoshizumi Matsuoka (*5)	500,000	500,000	0	0.0%
Yaeko Matsuoka (*6)	500,000	500,000	0	0.0%
Takaaki Matsuoka (*7)	200,000	200,000	0	0.0%
Sahori Kanai	100	100	0	0.0%
Yuichi Matsueda	100	100	0	0.0%
Liu Chun Jou	10	10	0	0.0%
Norikazu Sotozaki	10	10	0	0.0%
Kae Takeuchi	10	10	0	0.0%
Akiko Fukuyama	10	10	0	0.0%
Yosuke Inazawa	10	10	0	0.0%
Narikazu Sano	10	10	0	0.0%
Takaaki Itohara	10	10	0	0.0%
Hiromi Izawa	10	10	0	0.0%
Takaaki Onodera	10	10	0	0.0%
Midori Okada	10	10	0	0.0%
Hiroyuki Kojima	10	10	0	0.0%
Sayaka Umeki	5	5	0	0.0%
Maya Matsubara	5	5	0	0.0%
Risa Yamashita	5	5	0	0.0%
Rina Morota	5	5	0	0.0%
Eri Hatakeyama	5	5	0	0.0%
Jitsuo Osada (*8)	3	3	0	0.0%
Kaneko Osada (*9)	3	3	0	0.0%
Kazuaki Osada (*10)	3	3	0	0.0%
Chung Lee Wang Hao	3	3	0	0.0%
Liu Chien Nen	3	3	0	0.0%
Chung Yu Mei	3	3	0	0.0%
Liu Chun Yi	3	3	0	0.0%
Mari Sotozaki	3	3	0	0.0%
Sakuya Sotozaki	3	3	0	0.0%
Kunio Sotozaki	3	3	0	0.0%
Aiko Sotozaki	3	3	0	0.0%
Katsuji Takeuchi	3	3	0	0.0%
Yukari Takeuchi	3	3	0	0.0%
Akihiko Fukuyama	3	3	0	0.0%
Masako Fukuyama	3	3	0	0.0%
Fumiko Fukuyama	3	3	0	0.0%
Etsuko Demise	3	3	0	0.0%
Genta Demise	3	3	0	0.0%
Kiyomi Umeki	3	3	0	0.0%
Minoru Umeki	3	3	0	0.0%
Nozomi Nagano	3	3	0	0.0%
Hideki Nagano	3	3	0	0.0%
Mari Matsubara	3	3	0	0.0%
Ryoko Matsubara	3	3	0	0.0%
Noboru Matsubara	3	3	0	0.0%
Hajime Matsubara	3	3	0	0.0%
Yoshiaki Yamashita	3	3	0	0.0%
Yumiko Yamashita	3	3	0	0.0%
Hiroki Yamashita	3	3	0	0.0%
Tomiko Okada	3	3	0	0.0%
Minoru Okada	3	3	0	0.0%
Akemi Fukuma	3	3	0	0.0%
Terutaka Kanai	3	3	0	0.0%
Keiko Kanai	3	3	0	0.0%
Mie Kojima	3	3	0	0.0%
Yuu Kojima	3	3	0	0.0%
Mari Takeda	3	3	0	0.0%
Kumiko Matsueda	3	3	0	0.0%
Rina Matsueda	3	3	0	0.0%
Tomoya Matsueda	3	3	0	0.0%
Tatsuya Morota	3	3	0	0.0%
Karen Morota	3	3	0	0.0%
Manabu Hatakeyama	3	3	0	0.0%
Kina Hatakeyama	3	3	0	0.0%
Total:	20,000,000	5,295,397	0	0.0%

*1 Shiho Matsuoka has 100% ownership of Primavera Singa Pte Ltd.

*2 Shiho Matsuoka is the wife of Takaaki Matsuoka and the controlling shareholder of Primavera Singa Pte Ltd.

*3 Chino Matsuoka is the son of Takaaki Matsuoka.

*4 Sara Matsuoka is the daughter of Takaaki Matsuoka.

*5 Yoshizumi Matsuoka is the father of Takaaki Matsuoka.

*6 Yaeko Matsuoka is the mother of Takaaki Matsuoka.

*7 Takaaki Matsuoka is the sole officer and director of the Company.

*8 Jitsuo Osada is the grandfather of Takaaki Matsuoka.

*9 Kaneko Osada is the grandmother of Takaaki Matsuoka.

*10 Kazuaki Osada is the uncle of Takaaki Matsuoka.

PLAN OF DISTRIBUTION

The price per share is fixed at $0.50 for the duration of this offering. The proceeds from the 5,295,397 shares held by shareholders, if sold, will not go to the company, but will go to the shareholder’s directly. Although our common stock is not listed on a public exchange or quoted over-the counter, we intend to seek to have our shares of common stock quoted on the OTCQB. In order to be quoted on the OTCQB, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with OTC Markets Group, nor can there be any assurance that such an application for quotation will be approved.

Only after our registration statement is declared effective by the Securities and Exchange Commission, can the selling shareholders sell shares in this offering. No shares purchased in this Offering will be subject to any kind of lock-up agreement. There is no minimum number of shares that must be sold in this offering. We may close this offering at any time prior to the 365 day period (duration of offering; starts from date of effectiveness) for any reason in our sole discretion.

Section 15(g) of the Exchange Act

Our shares are “penny stocks” covered by Section 15(g) of the Securities Exchange Act of 1934, as amended, and Rules 15g-1 through 15g-6 promulgated thereunder. They impose additional sales practice requirements on broker-dealers who sell our securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouses). For transactions covered by the Rule, the broker-dealer must make a special suitability determination for the purchase and have received the purchaser’s written agreement to the transaction prior to the sale.  Consequently, the Rule may affect the ability of broker-dealers to sell our securities and also may affect your ability to resell your shares.

Section 15(g) also imposes additional sales practice requirements on broker-dealers who sell penny securities. These rules require a one-page summary of certain essential items. The items include the risk of investing in penny stocks in both public offerings and secondary marketing; terms important to an understanding of the function of the penny stock market, such as “bid” and “offer” quotes, a dealers “spread” and broker-dealer compensation; the broker-dealers duties to its customers, including the disclosures required by any other penny stock disclosure rules; the customers rights and remedies in causes of fraud in penny stock transactions; and, FINRA’s toll free telephone number and the central number of the North American Administrators Association, for information on the disciplinary history of broker-dealers and their associated persons.

Rule 15g-1 exempts a number of specific transactions from the scope of the penny stock rules.

Rule 15g-2 declares unlawful broker-dealer transactions in penny stocks unless the broker-dealer has first provided to the customer a standardized disclosure document.

Rule 15g-3 provides that it is unlawful for a broker-dealer to engage in a penny stock transaction unless the broker-dealer first discloses and subsequently confirms to the customer current quotation prices or similar market information concerning the penny stock in question.

Rule 15g-4 prohibits broker-dealers from completing penny stock transactions for a customer unless the broker-dealer first discloses to the customer the amount of compensation or other remuneration received as a result of the penny stock transaction.

Rule 15g-5 requires that a broker-dealer executing a penny stock transaction, other than one exempt under Rule 15g-1, disclose to its customer, at the time of or prior to the transaction, information about the sales persons compensation.

Rule 15g-6 requires broker-dealers selling penny stocks to provide their customers with monthly account statements.

The foregoing rules apply to broker-dealers.  They do not apply to us in any manner whatsoever. The application of the penny stock rules may affect your ability to resell your shares because many brokers are unwilling to buy, sell or trade penny stocks as a result of the additional sales practices imposed upon them.

Offering Period and Expiration Date

The offering of securities by the Company will start on the date that this registration statement is declared effective by the SEC and continue for a period of 365 days unless the offering is completed or otherwise terminated by us, or in such case extended for an additional 90 days or furthermore for any time deemed necessary by the Company’s sole officer and director Takaaki Matsuoka.

Procedures for Subscribing

The selling shareholders will not accept any money until the SEC declares this registration statement effective.  Once the registration statement is declared effective by the SEC, if you decide to subscribe for any shares in this Offering, you must purchase shares directly from the selling shareholder.

All checks or cash will be for the beneficiary of the selling shareholder. The process to subscribe may vary depending on the shareholder as the Company is not affiliated with any subsequent purchase of shares between future investors and the shareholders herein who will be able to sell shares.

Right to Reject Subscriptions

Shareholders have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason.

DESCRIPTION OF SECURITIES

We have authorized capital stock consisting of 500,000,000 shares of common stock, $0.0001 par value per share (“Common Stock”) and 20,000,000 shares of preferred stock, $0.0001 par value per share (“Preferred Stock”). As of the date of this filing we have 20,000,000 shares of Common Stock and no shares of Preferred Stock issued and outstanding.

Common Stock

The holders of outstanding shares of Common Stock are entitled to receive dividends out of assets or funds legally available for the payment of dividends of such times and in such amounts as the board from time to time may determine. Holders of Common Stock are entitled to one vote for each share held on all matters submitted to a vote of shareholders. There is no cumulative voting of the election of directors then standing for election. The Common Stock is not entitled to pre-emptive rights and is not subject to conversion or redemption. Upon liquidation, dissolution or winding up of our company, the assets legally available for distribution to stockholders are distributable ratably among the holders of the Common Stock after payment of liquidation preferences, if any, on any outstanding payment of other claims of creditors.

Preferred Stock

Shares of Preferred Stock may be issued from time to time in one or more series, each of which shall have such distinctive designation or title as shall be determined by our Board of Directors (“Board of Directors”) prior to the issuance of any shares thereof. Preferred Stock shall have such voting powers, full or limited, or no voting powers, and such preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated in such resolution or resolutions providing for the issue of such class or series of Preferred Stock as may be adopted from time to time by the Board of Directors prior to the issuance of any shares thereof. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of all the then outstanding shares of our capital stock entitled to vote generally in the election of the directors, voting together as a single class, without a separate vote of the holders of the Preferred Stock, or any series thereof, unless a vote of any such holders is required pursuant to any Preferred Stock Designation.

Options and Warrants

None.

Convertible Notes

None.

Dividend Policy

We have not paid any cash dividends to shareholders. The declaration of any future cash dividends is at the discretion of our board of directors and depends upon our earnings, if any, our capital requirements and financial position, general economic conditions, and other pertinent conditions.  It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Transfer Agent

At this time we do not have a stock transfer agent but intend to utilize the services of one following this offering.

Penny Stock Regulation

The SEC has adopted regulations which generally define “penny stock” to be any equity security that has a market price (as defined) of less than $5.00 per share or an exercise price of less than $5.00 per share. Such securities are subject to rules that impose additional sales practice requirements on broker-dealers who sell them. For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchaser of such securities and have received the purchaser’s written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a disclosure schedule prepared by the SEC relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and, if the broker-dealer is the sole market-maker, the broker-dealer must disclose this fact and the broker-dealer’s presumed control over the market. Finally, among other requirements, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. As the Shares immediately following this Offering will likely be subject to such penny stock rules, purchasers in this Offering will in all likelihood find it more difficult to sell their Shares in the secondary market.

INTERESTS OF NAMED EXPERTS AND COUNSEL

The validity of the shares of common stock offered hereby will be passed upon for us by Benjamin L. Bunker Esq. of 3753 Howard Hughes Parkway, Suite 200, Las Vegas Nevada 89169.

The financial statements included in this prospectus and the registration statement have been audited by MaloneBailey, LLP, certified public accountants, to the extent and for the periods set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

REPORTS TO SECURITIES HOLDERS

We will and will continue to make our financial information equally available to any interested parties or investors through compliance with the disclosure rules of Regulation S-K for a smaller reporting company under the Securities Exchange Act. In addition, we will file Form 8-K and other proxy and information statements from time to time as required. The public may read and copy any materials that we file with the SEC at the SEC's Public Reference Room at 100 F Street NE, Washington, DC 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site (http://www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.

DESCRIPTION OF FACILITIES

Our principal executive offices are located at C/O Omotesando Helene Clinic, 3-18-17-6F, Minamiaoyama, Minato-ku, Tokyo, 107-0062, Japan.

The office space is currently being provided to the Company rent-free by Takaaki Matsuoka, of which is controlled by our sole officer and director Takaaki Matsuoka. We believe that our existing facilities are adequate for our current needs and that we will be able to lease suitable additional or alternative space on commercially reasonable terms if and when we need it.

LEGAL PROCEEDINGS

From time to time, we may become party to litigation or other legal proceedings that we consider to be a part of the ordinary course of our business. We are not currently involved in legal proceedings that could reasonably be expected to have a material adverse effect on our business, prospects, financial condition or results of operations. We may become involved in material legal proceedings in the future.

PATENTS AND TRADEMARKS

We do not own, either legally or beneficially, any patents or trademarks.

DIRECTORS AND EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

Biographical information regarding the Officers and Directors of the Company, who will continue to serve as Officers and Directors of the Company and Stemcell Co., Ltd. (our wholly owned subsidiary) are provided below:

Stemcell Holdings, Inc.

NAME	AGE	POSITION
Takaaki Matsuoka	39	Chief Executive Officer, Chief Financial Officer, President, Secretary, Treasurer and Director

Stemcell Co., Ltd.

NAME	AGE	POSITION
Takaaki Matsuoka	39	President, Chief Executive Officer and Director

Takaaki Matsuoka

In 2003 Dr. Takaaki Matsuoka graduated from Keio University, Department of Medicine and that same year he joined Keio University Hospital. In 2004, he served as a practicing MD at Keio for one year before transferring to Keiyu Hospital another year of residency. In 2005 Dr. Matsuoka left Keiyu Hosptial and began practicing at Shonan Beauty Clinic where he remained for the next eight years. By 2013 Dr. Takaaki had incorporated and founded Hellene Omotesando Beauty Clinic. Currently, he serves as the Hospital Director at Hellene Omotosando Beauty Clinic. Dr. Takaaki’s medical experience and history has led to his appointment as President, Chief Executive Officer and Director.

Corporate Governance

The Company promotes accountability for adherence to honest and ethical conduct; endeavors to provide full, fair, accurate, timely and understandable disclosure in reports and documents that the Company files with the Securities and Exchange Commission (the “SEC”) and in other public communications made by the Company; and strives to be compliant with applicable governmental laws, rules and regulations. The Company has not formally adopted a written code of business conduct and ethics that governs the Company’s employees, officers and Directors as the Company is not required to do so.

In lieu of an Audit Committee, the Company’s Board of Directors, is responsible for reviewing and making recommendations concerning the selection of outside auditors, reviewing the scope, results and effectiveness of the annual audit of the Company's financial statements and other services provided by the Company’s independent public accountants. The Board of Directors, the Chief Executive Officer and the Chief Financial Officer of the Company review the Company's internal accounting controls, practices and policies.

Committees of the Board

Our Company currently does not have nominating, compensation, or audit committees or committees performing similar functions nor does our Company have a written nominating, compensation or audit committee charter. Our sole Director believes that it is not necessary to have such committees, at this time, because the Director(s) can adequately perform the functions of such committees.

Audit Committee Financial Expert

Our Board of Directors has determined that we do not have a board member that qualifies as an “audit committee financial expert” as defined in Item 407(D)(5) of Regulation S-K, nor do we have a Board member that qualifies as “independent” as the term is used in Item 7(d)(3)(iv)(B) of Schedule 14A under the Securities Exchange Act of 1934, as amended, and as defined by Rule 4200(a)(14) of the FINRA Rules.

We believe that our Director(s) are capable of analyzing and evaluating our financial statements and understanding internal controls and procedures for financial reporting. The Director(s) of our Company does not believe that it is necessary to have an audit committee because management believes that the Board of Directors can adequately perform the functions of an audit committee. In addition, we believe that retaining an independent Director who would qualify as an "audit committee financial expert" would be overly costly and burdensome and is not warranted in our circumstances given the stage of our development.

Involvement in Certain Legal Proceedings

Our sole officer and director has not been involved in or a party in any of the following events or actions during the past ten years:

1.	any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;
2.	any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);
3.	being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or
4.	being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

5.	Such person was found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;
6.	Such person was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;
7.	Such person was the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:(i) Any Federal or State securities or commodities law or regulation; or(ii) Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or(iii) Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or
8.	Such person was the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Independence of Directors

We are not required to have independent members of our Board of Directors, and do not anticipate having independent Directors until such time as we are required to do so.

Code of Ethics

We have not adopted a formal Code of Ethics. The Board of Director(s) evaluated the business of the Company and the number of employees and determined that since the business is operated by a small number of persons, general rules of fiduciary duty and federal and state criminal, business conduct and securities laws are adequate ethical guidelines. In the event our operations, employees and/or Directors expand in the future, we may take actions to adopt a formal Code of Ethics.

Shareholder Proposals

Our Company does not have any defined policy or procedural requirements for shareholders to submit recommendations or nominations for Directors. The Board of Director(s) believes that, given the stage of our development, a specific nominating policy would be premature and of little assistance until our business operations develop to a more advanced level. Our Company does not currently have any specific or minimum criteria for the election of nominees to the Board of Directors and we do not have any specific process or procedure for evaluating such nominees. The Board of Director(s) will assess all candidates, whether submitted by management or shareholders, and make recommendations for election or appointment.

A shareholder who wishes to communicate with our Board of Director(s) may do so by directing a written request addressed to our sole officer and director Takaaki Matsuoka, at the address appearing on the first page of this Information Statement.

EXECUTIVE COMPENSATION

Summary Compensation Table:

Name and principal position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Takaaki Matsuoka Chief Executive Officer Chief Financial Officer	2016	0	0	0	0	0	0	0	0
Takaaki Matsuoka Chief Executive Officer Chief Financial Officer	2015	0	0	0	0	0	0	0	0
Jeffrey DeNunzio, Former sole officer and director	2016	0	0	0	0	0	0	0	0
Jeffrey DeNunzio, Former sole officer and director	2015	0	0	2,000	0	0	0	0	2,000

On December 31, 2015 the Company issued 20,000,000 shares of restricted common stock to Jeffrey DeNunzio in return for his services developing the Company’s business concept.

*On January 27, 2016, Jeffrey DeNunzio of 780 Reservoir Avenue, #123, Cranston, RI 02910, the sole shareholder of the Company, entered into a Share Purchase Agreement with Takaaki Matsuoka., with an address at 3-18-17-6F, Minamiaoyama, Minato-ku, Tokyo, 107-0062, Japan.

On January 27, 2016 pursuant to the Agreement, Mr. DeNunzio transferred to Takaaki Matsuoka., 20,000,000 shares of our common stock which represented all of our issued and outstanding shares.

The sale of shares between Jeffrey DeNunzio and Takaaki Matsuoka was made pursuant to Regulation S of the Securities Act of 1933, as amended ("Regulation S"). No directed selling efforts were made in the United States. Dr. Matsuoka is a Japanese Citizen.

On January 27, 2016, Mr. Jeffrey DeNunzio resigned as our Chief Executive Officer, Chief Financial Officer, President, Director, Secretary, and Treasurer.

On January 27, 2016, Mr. Takaaki Matsuoka was appointed as Chief Executive Officer, Chief Financial Officer, President, Director, Secretary, and Treasurer.

On January 27, 2016 the Company filed an amendment to our articles of incorporation with the state of Delaware to change the name of the Company to “Stemcell Holdings, Inc.”

Compensation of Directors

The table above summarizes all compensation of our directors as of June 30, 2016.

Stock Option Grants

We have not granted any stock options to our executive officers since our incorporation.

Employment Agreements

We do not have an employment or consulting agreement with any officers or Directors.

Compensation Discussion and Analysis

Director Compensation

The Board of Directors reserves the right in the future to award the members of the Board of Directors cash or stock based consideration for their services to the Company, which awards, if granted shall be in the sole determination of the Board of Directors.

Executive Compensation Philosophy

Our Board of Directors determines the compensation given to our executive officers in their sole determination. Our Board of Directors reserves the right to pay our executive or any future executives a salary, and/or issue them shares of common stock issued in consideration for services rendered and/or to award incentive bonuses which are linked to our performance, as well as to the individual executive officer’s performance. This package may also include long-term stock based compensation to certain executives, which is intended to align the performance of our executives with our long-term business strategies. Additionally, while our Board of Directors has not granted any performance base stock options to date, the Board of Directors reserves the right to grant such options in the future, if the Board in its sole determination believes such grants would be in the best interests of the Company.

Incentive Bonus

The Board of Directors may grant incentive bonuses to our executive officer and/or future executive officers in its sole discretion, if the Board of Directors believes such bonuses are in the Company’s best interest, after analyzing our current business objectives and growth, if any, and the amount of revenue we are able to generate each month, which revenue is a direct result of the actions and ability of such executives.

Long-term, Stock Based Compensation

In order to attract, retain and motivate executive talent necessary to support the Company’s long-term business strategy we may award our executive and any future executives with long-term, stock-based compensation in the future, at the sole discretion of our Board of Directors, which we do not currently have any immediate plans to award.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

As of August 31, 2016, the Company has 20,000,000 shares of common stock and none of preferred stock issued and outstanding, which number of issued and outstanding shares of common stock and preferred stock have been used throughout this report.

Name and Address of Beneficial Owner	Shares of Common Stock Beneficially Owned	Common Stock Voting Percentage Beneficially Owned	Voting Shares of Preferred Stock	Preferred Stock Voting Percentage Beneficially Owned	Total Voting Percentage Beneficially Owned (1)
Executive Officers and Directors
Takaaki Matsuoka	200,000	1.0%	0	0.0%	1.0%
5% Shareholders
Primavera Singa Pte Ltd*	17,299,533	86.5%	0	0.0%	86.5%

*Shiho Matsuoka, the wife of our sole officer and director Takaaki Matsuoka, owns and controls 100% of Primavera Singa Pte., Ltd.

Beneficial ownership has been determined in accordance with Rule 13d-3 under the Exchange Act. Under this rule, certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire shares (for example, upon exercise of an option or warrant) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares is deemed to include the amount of shares beneficially owned by such person by reason of such acquisition rights. As a result, the percentage of outstanding shares of any person as shown in the following table does not necessarily reflect the person’s actual voting power at any particular date.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Our principal executive offices are located at C/O Omotesando Helene Clinic, 3-18-17-6F, Minamiaoyama, Minato-ku, Tokyo, 107-0062, Japan.

The office space is currently being provided to the Company rent-free by Takaaki Matsuoka, of which is controlled by our sole officer and director Takaaki Matsuoka.

On December 31, 2015 Jeffrey DeNunzio was appointed as Director, Chief Executive Officer, Chief Financial Officer, President, Secretary, and Treasurer.

On December 31, 2015 the Company issued 20,000,000 shares of restricted common stock to Jeffrey DeNunzio in return for his services developing the Company’s business concept.

On January 27, 2016, Mr. Jeffrey DeNunzio, the sole shareholder of Perfect Acquisition, Inc., consummated a sale of 20,000,000 shares of our common stock to Takaaki Matsuoka. Following the closing of the share purchase transaction, Takaaki Matsuoka., gained a 100% interest in the issued and outstanding shares of our common stock.

Commensurate with the closing, Perfect Acquisition, Inc. filed with the Delaware Secretary of State, a Certificate of Amendment to change the name of Registrant to Stemcell Holdings, Inc.

On January 27, 2016, Mr. DeNunzio resigned as our Chief Executive Officer, Chief Financial Officer, President, Director, Secretary, and Treasurer. The resignation was not the result of any disagreement with us on any matter relating to our operations, policies or practices.

On January 27, 2016, Dr. Takaaki Matsuoka was appointed as Chief Executive Officer, Chief Financial Officer, President, Director, Secretary, and Treasurer.

On March 23, 2016, the Company entered into a Stock Purchase Agreement with Takaaki Matsuoka, our President, CEO and Director. Pursuant to this Agreement, on March 24, 2016 Takaaki Matsuoka transferred to Stemcell Holdings, Inc., 500 shares of the common stock of Stemcell Co., Ltd., a Japan corporation which represents all of its issued and outstanding shares, in consideration of 5,000,000 JPY ($44,476 USD).

Following the effective date of the share purchase transaction above on March 24, 2016, Stemcell Holdings, Inc. gained a 100% interest in the issued and outstanding shares of Stemcell’s common stock and Stemcell became a wholly owned subsidiary of the Company. The Company is now the controlling and sole shareholder of Stemcell.

On March 31, 2016, the Company wrote off the accrued expenses owed by the previous owner whose amount was $2,998. The accrued expense written off has been recorded as additional paid in capital.

On May 2, 2016, Takaaki Matsuoka entered into a Stock Purchase Agreement with Primavera Singa Pte Ltd, a Singapore corporation (“Primavera Singa”) with an address at 60 Paya Lebar Rd #09-25, Paya Lebar Square 409051, Singapore. Pursuant to the Agreement, Dr. Matsuoka transferred to Primavera Singa, 17,299,533 shares of our common stock which represents 86.5% of our issued and outstanding shares, in consideration of 3,000,000 JPY ($27,272 USD).

Shiho Matsuoka, the wife of our sole officer and director Takaaki Matsuoka, owns and controls 100% of Primavera Singa Pte., Ltd.

The sale of shares between Takaaki Matsuoka and Primavera Singa was made pursuant to Regulation S of the Securities Act of 1933, as amended ("Regulation S"). No directed selling efforts were made in the United States. Dr. Matsuoka is a Japanese Citizen.

On May 6, 2016, Takaaki Matsuoka entered into stock purchase agreements with 67 Japanese shareholders. Pursuant to these agreements, Takaaki Matsuoka sold 2.500,467 shares of common stock in total to these individuals and received 2,514,700 JPY (22,861 USD) as aggregate consideration.

During the six months ended June 30, 2016, the Company borrowed $67,761 from the sole director, for payment of the Company’s expenses. The balance due as of June 30, 2016, is $67,761 which is unsecured, due on demand and bears no interest.

For the six months ended June 30, 2016, the Company provided the stem cell culturing services in the amount of $267,125 to Omotesando Helene Clinic which Dr. Matsuoka, the sole director of the Company, is the majority owner and also serves as a director.

For the six months ended June 30, 2016, the Company provided technical support services in the amount of $15,002 to six clinics which Dr. Matsuoka is the majority owner. These services were considered to be other related party income. Dr. Matsuoka is our sole officer and director.

The aforementioned sale of shares was exempt from registration in accordance with Regulation S of the Securities Act of 1933, as amended ("Regulation S") because the above sales of the stock were made to non-U.S. persons (as defined under Rule 902 section (k)(2)(i) of Regulation S), pursuant to offshore transactions, and no directed selling efforts were made in the United States by the issuer, a distributor, any of their respective affiliates, or any person acting on behalf of any of the foregoing.

Review, Approval and Ratification of Related Party Transactions

Given our small size and limited financial resources, we have not adopted formal policies and procedures for the review, approval or ratification of transactions, such as those described above, with our executive officer(s), Director(s) and significant stockholders. We intend to establish formal policies and procedures in the future, once we have sufficient resources and have appointed additional Directors, so that such transactions will be subject to the review, approval or ratification of our Board of Directors, or an appropriate committee thereof. On a moving forward basis, our Directors will continue to approve any related party transaction.

PRINCIPAL ACCOUNTING FEES AND SERVICES

Below is the aggregate amount of fees billed for professional services rendered by our principal accountants with respect to our last two fiscal years.

		2016	2015
Audit fees	MaloneBailey, LLP	$2,500	$0
Audit related fees		-	-
Tax fees		-	-
All other fees		-	-

Total		$ 2,500	$0

All of the professional services rendered by principal accountants for the audit of our annual financial statements that are normally provided by the accountant in connection with statutory and regulatory filings or engagements for last two fiscal years were approved by our board of directors.

MATERIAL CHANGES

None

FINANCIAL STATEMENTS AND EXHIBITS

STEMCELL HOLDINGS, INC.

INDEX TO FINANCIAL STATEMENTS

Pages

Report of Independent Registered Public Accounting Firm	F2

Balance Sheets as of December 31, 2015	F3

Statements of Operations for the period December 31, 2015 (inception) to December 31, 2015	F4

Statements of Changes in Stockholders’ Deficit for the period December 31, 2015 (inception) to December 31, 2015	F5

Statements of Cash Flows for the period December 31, 2015 (Inception) to December 31, 2015	F6

Notes to Financial Statements	F7-F8

-F1-

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholder of

Stemcell Holdings, Inc. ( formerly known as Perfect Acquisition, Inc.)

Tokyo, Japan

We have audited the accompanying balance sheet of Stemcell Holdings, Inc. (formerly known as Perfect Acquisition, Inc.) (the "Company") as of December 31, 2015 and the related statement of operations, changes in stockholder’s deficit and cash flows for the period from December 31, 2015 (inception) through December 31, 2015. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company, as of December 31, 2015 and the results of its operations and its cash flows for the period from December 31, 2015 (inception) through December 31, 2015 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has suffered a net loss, working capital deficiency, does not have assets, nor does it have operations or a source of revenue sufficient to cover its operation which raises substantial doubt about its ability to continue as a going concern. Management's plans regarding those matters also are described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ MaloneBailey, LLP

www.malonebailey.com

Houston, Texas

February 11, 2016

-F2-

Stemcell Holdings, Inc.
(Formerly Known as Perfect Acquisition, Inc.)
Balance Sheet

As of December 31, 2015

CURRENT ASSETS:	$-

TOTAL ASSETS	$-

LIABILITIES AND STOCKHOLDER’S DEFICIT
CURRENT LIABILITIES:

Accrued expenses	2,998

Total Liabilities	2,998

STOCKHOLDER’S DEFICIT:
Preferred stock ($.0001 par value, 20,000,000 shares authorized; none issued and outstanding)	-

Common stock ($.0001 par value, 500,000,000 shares authorized, 20,000,000 shares issued and outstanding as of December 31, 2015)	2,000

Additional Paid in Capital	-

Accumulated Deficit	(4,998)
Total Stockholder’s Deficit	(2,998)
TOTAL LIABILITIES & STOCKHOLDER’S DEFICIT	$-

The accompanying notes are an integral part of the financial statements.

-F3-

Stemcell Holdings, Inc.
(Formerly Known as Perfect Acquisition, Inc.)
Statement of Operations

For the Period from December 31, 2015 (Inception) to December 31, 2015

Expenses

General and Administrative Expenses	$2,148
Professional Fees	2,850
Total Expenses	$4,998

Net loss	$(4,998)

Loss per common share

Basic and Diluted net loss per common share	$(0.00)

Weighted average number of common shares outstanding - basic and diluted	20,000,000

The accompanying notes are an integral part of the financial statements.

-F4-

Stemcell Holdings, Inc.
(Formerly Known as Perfect Acquisition, Inc.)
Statement of Changes in Stockholder’s Deficit
For the Period from December 31, 2015 (Inception) through December 31, 2015

	Common Stock	Common Stock Amount	Additional Paid-in Capital	Accumulated Deficit	Total

Balance December 31, 2015 (Inception)	-	$-	$-	$-	$-

December 31, 2015--Shares issued for services rendered at $.0001 per share	20,000,000	$2,000	$-	$-	$2,000

Net loss, December 31, 2015	-	-	-	(4,998)	(4,998)
					-
Balance December 31, 2015 (unaudited)	20,000,000	$2,000	$-	$(4,998)	$(2,998)

The accompanying notes are an integral part of the financial statements.

-F5-

Stemcell Holdings, Inc.

(Formerly Known as Perfect Acquisition, Inc.)

Statement of Cash Flows

For the Period from December 31, 2015 (inception) to December 31, 2015

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(4,998)
Adjustments to reconcile net loss to net cash used in operating activities:

Share based compensation	2,000

Changes in current assets and liabilities:
Accrued expenses	2,998

Net cash used in operating activities	-
Increase (Decrease) in cash	-
Beginning cash balance	-
Ending cash balance	-

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Interest paid	$-
Income taxes paid	$-

The accompanying notes are an integral part of the financial statements.

-F6-

Stemcell Holdings, Inc.

(Formerly known as Perfect acquisition, INC.)

NOTES TO THE FINANCIAL STATEMENTS

December 31, 2015

Note 1 – Organization and Description of Business

Stemcell Holdings, Inc. fka Perfect Acquisition, Inc. (the Company) was incorporated under the laws of the State of Delaware on December 31, 2015. The Company intends to serve as a vehicle to affect an asset acquisition, merger, exchange of capital stock or other business combination with a domestic or foreign business.

The Company has elected December 31st its year end.

Note 2 – Summary of Significant Accounting Policies

Basis of Presentation

The Financial Statements and related disclosures have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”). The Financial Statements have been prepared using the accrual basis of accounting in accordance with Generally Accepted Accounting Principles (“GAAP”) of the United States (See Note 3) regarding the assumption that the Company is a “going concern”.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. In the opinion of management, all adjustments necessary in order to make the financial statements not misleading have been included. Actual results could differ from those estimates.

Cash Equivalents

The Company considers all highly liquid investments with maturity of three months or less when purchased to be cash equivalents. Cash and cash equivalents at December 31, 2015 were $0.

 Income Taxes

The Company accounts for income taxes under ASC 740, “Income Taxes.”  Under the asset and liability method of ASC 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.  The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period the enactment occurs.  A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations.  No deferred tax assets or liabilities were recognized as of December 31, 2015.

Basic Earnings (Loss) Per Share

The Company computes basic and diluted earnings per share amounts in accordance with ASC Topic 260, Earnings per Share. Basic earnings per share is computed by dividing net income (loss) available to common shareholders by the weighted average number of common shares outstanding during the reporting period. Diluted earnings per share reflects the potential dilution that could occur if stock options and other commitments to issue common stock were exercised or equity awards vest resulting in the issuance of common stock that could share in the earnings of the Company. As of December 31, 2015, there were no common stock equivalents or options outstanding.

Fair Value of Financial Instruments

The Company’s balance sheet includes certain financial instruments. The carrying amounts of current assets and current liabilities approximate their fair value because of the relatively short period of time between the origination of these instruments and their expected realization.

The Company follows ASC 820, “Fair Value Measurements and Disclosures”, which defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a fair value hierarchy that distinguishes between (1) market participant assumptions developed based on market data obtained from independent sources (observable inputs) and (2) an entity’s own assumptions about market participant assumptions developed based on the best information available in the circumstances (unobservable inputs). The fair value hierarchy consists of three broad levels, which gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). The three levels of the fair value hierarchy are described

·	Level 1 - Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities.
·	Level 2 - Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly, including quoted prices for similar assets or liabilities in active markets; quoted prices for identical or similar assets or liabilities in markets that are not active; inputs other than quoted prices that are observable for the asset or liability (e.g., interest rates); and inputs that are derived principally from or corroborated by observable market data by correlation or other means.
·	Level 3 - Inputs that are both significant to the fair value measurement and unobservable.

Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of December 31, 2015. The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values due to the short-term nature of these instruments. The sole financial instruments is accrued expenses.

Share-based Compensation

ASC 718, “Compensation – Stock Compensation”, prescribes accounting and reporting standards for all share-based payment transactions in which employee services are acquired. Transactions include incurring liabilities, or issuing or offering to issue shares, options, and other equity instruments such as employee stock ownership plans and stock appreciation rights. Share-based payments to employees, including grants of employee stock options, are recognized as compensation expense in the financial statements based on their fair values. That expense is recognized over the period during which an employee is required to provide services in exchange for the award, known as the requisite service period (usually the vesting period).

The Company accounts for stock-based compensation issued to non-employees and consultants in accordance with the provisions of ASC 505-50, “Equity – Based Payments to Non-Employees.”  Measurement of share-based payment transactions with non-employees is based on the fair value of whichever is more reliably measurable:  (a) the goods or services received; or (b) the equity instruments issued.  The fair value of the share-based payment transaction is determined at the earlier of performance commitment date or performance completion date.

The company had no stock-based compensation plans at December 31, 2015. The Company had one stock issuance to its founder, Jeffrey DeNunzio, in the amount of 20,000,000 restricted common shares for services provided during the year ended December 31, 2015.

Related Parties

The Company follows ASC 850, Related Party Disclosures, for the identification of related parties and disclosure of related party transactions.

-F7-

Recently Issued Accounting Pronouncements

Except for rules and interpretive releases of the SEC under authority of federal securities laws and a limited number of grandfathered standards, the FASB Accounting Standards Codification™ (“ASC”) is the sole source of authoritative GAAP literature recognized by the FASB and applicable to the Company.

We have reviewed the FASB issued Accounting Standards Update (“ASU”) accounting pronouncements and interpretations thereof that have effectiveness dates during the periods reported and in future periods. The Company has carefully considered the new pronouncements that alter previous generally accepted accounting principles and does not believe that any new or modified principles will have a material impact on the corporation’s reported financial position or operations in the near term. The applicability of any standard is subject to the formal review of our financial management and certain standards are under consideration.

In August 2014, FASB issued Accounting Standards Update (ASU) No. 2014-15, Presentation of Financial Statements – Going Concern; Disclosures of Uncertainties about an Entity’s Ability to Continue as a Going Concern. The amendments in this update provide guidance in GAAP about management’s responsibility to evaluate whether there is substantial doubt about an entity’s ability to continue as a going concern and to provide related footnote disclosures. In doing so, the amendments should reduce diversity in the timing and content of footnote disclosures. The guidance is effective for the annual period ending after December 15, 2016, and for annual periods and interim periods thereafter. Early adoption is permitted but not required; at this time we are not early adopting. As the objective of this accounting standard is to provide guidance on the disclosure of uncertainties about an entity’s ability to continue as a going concern, the adoption of this standard is not expected to impact our financial position or results of operations.

In June 2014, the FAAB issued ASU 2014-10, Development Stage Entities (Topic 915): Elimination of Certain Financial Reporting Requirements, Including an Amendment to Variable Interest Entities Guidance in Topic 810, Consolidation. The amendments in this update remove all incremental financial reporting requirements from U.S. GAAP for development stage entities and also eliminate an exception provided to development stage entities in Topic 810, Consolidation, for determining whether an entity is a variable interest entity on the basis of the amount of investment equity that is at risk. These amendments are effective for annual reporting periods beginning after December 15, 2014, and interim periods therein, with early application permitted. Early application of each of the amendments is permitted for any annual reporting period or interim period for which the entity’s financial statements have not yet been issued (public business entities) or made available for issuance (other entities). We early adopted this pronouncement. As the objective of the amendments in this update is to improve financial reporting by reducing the cost and complexity associated with the incremental reporting requirements for development stage entities our early adoption of this guidance has not impacted our financial position or results of operations.

Note 3 – Going Concern

The Company’s financial statements are prepared using accounting principles generally accepted in the United States of America applicable to a going concern that contemplates the realization of assets and liquidation of liabilities in the normal course of business.

The Company demonstrates adverse conditions that raise substantial doubt about the Company's ability to continue as a going concern for one year following the issuance of these financial statements. These adverse conditions are net loss, a working capital deficiency, and no assets. The Company has not established any source of revenue to cover its operating costs. These factors raise substantial doubt about the Company's ability to continue as a going concern.

The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classification of liabilities that might be necessary in the event that the Company cannot continue as a going concern.

The Company will engage in very limited activities in order to incur minimal expense and liabilities that must be satisfied in cash. The Company will offer noncash consideration and rely on related party advances, loans, and contributions to capital to fund operations until it achieves its business objective.

There can be no assurance that management's plan will be successful.

Note 4 – Commitments and Contingencies

The Company follows FASB ASC 450-20, Loss Contingencies to report accounting for contingencies.  Liabilities for loss contingencies arising from claims, assessments, litigation, fines and penalties and other sources are recorded when it is probable that a liability has been incurred and the amount of the assessment can be reasonably estimated. There were no commitments or contingencies as of December 31, 2015.

Note 5 – Stockholder Deficit

Preferred Stock

The authorized preferred stock of the Company consists of 20,000,000 shares with a par value of $0.0001. The Company has not issued any shares as of December 31, 2015.

Pertinent Rights and Privileges

The Board of Director(s) will determine as necessary for each class or series prescribed voting powers as full or limited or no voting powers. The board may also determine from time to time the associated designations, preferences, limitations, and restrictions of each class or series of preferred stock.

The authority of the board consists of designation rights that include but are not limited to determination of:

Dividend rates and whether dividends are cumulative or non-cumulative;

Conversion privileges and associated terms and conditions;

Redemption and the amount per share payable;

Establishment of a sinking fund for redemption or purchase of shares;

Rights in the event of liquidation, whether voluntary or involuntary; rights in the event of dissolution or winding up; and the related rights of priority for payments.

Common Stock

The authorized common stock of the Company consists of 500,000,000 shares with a par value of $0.0001. There were 20,000,000 shares of common stock issued and outstanding as of December 31, 2015.

The Company does not have any potentially dilutive instruments as of December 31, 2015 and, thus, anti-dilution issues are not applicable.

On December 31, 2015 the Company issued 20,000,000 shares of restricted common stock to Jeffrey DeNunzio in return for his services developing the Company’s business concept.

Note 6 – Related-Party Transactions

Office Space

We utilize the office space and equipment of our management at no cost.

Equity

On December 31, 2015 the Company issued 20,000,000 of its $0.0001 par value common stock at par value and totaling $2,000 to the former sole director and shareholder of the Company, Jeffrey DeNunzio, in exchange for developing the Company’s business concept and plan.

Note 7 – Income Tax

Potential benefits of income tax losses are not recognized in the accounts until realization is more likely than not. The Company has incurred a net operating loss of $4,998 which begins expiring in 2034. The Company has adopted ASC 740, “Accounting for Income Taxes”, as of its inception. Pursuant to ASC 740 the Company is required to compute tax asset benefits for non-capital losses carried forward. The potential benefit of the net operating loss has not been recognized in these financial statements because the Company cannot be assured it is more likely than not it will utilize the loss carried forward in future years.

Significant components of the Company’s deferred tax assets and liabilities as of November 30, 2015 after applying enacted corporate income tax rates, is net operating loss carryforward of $1,699 and a valuation allowance of $(1,699) which is a total deferred tax asset of $0.

Due to the change in ownership provisions of the Tax Reform Act of 1986, net operating loss carryforwards for Federal income tax reporting purposes are subject to annual limitations. Should a change in ownership occur, net operating loss carryforwards may be limited as to use in future years.

Note 8 – Subsequent Events

Management has evaluated subsequent events through February 11, 2016, the date the financial statements were available to be issued. The material events of note are as follows:

We had a contributed expense of $2,500 paid by Frontier Limited on January 16, 2016 at which time, Jeffrey DeNunzio was the sole officer and director of the Company. Thomas DeNunzio, Jeffrey DeNunzio’s father, is the controlling party of Frontier Limited.

On January 27, 2016 Jeffrey DeNunzio and Dr. Takaaki Matsuoka entered into a stock purchase agreement in which Mr. DeNunzio subsequently sold 20,000,000 shares of our restricted common stock to Dr. Matsuoka, which consisted of 100% of our issued and outstanding shares of common stock.

On January 27, 2016 the Company filed an amendment to our articles of incorporation with the state of Delaware to change the name of the Company to “Stemcell Holdings, Inc.”

On January 27, 2016 Jeffrey DeNunzio resigned as our sole officer and director and Dr. Takaaki Matsuoka was appointed as Director, Chief Executive Officer, Chief Financial Officer, President, Secretary, and Treasurer.

-F8-

STEMCELL HOLDINGS, INC.

INDEX TO FINANCIAL STATEMENTS

Pages

Consolidated Balance Sheets as of June 30, 2016 and December 31, 2015 (Unaudited)	F10

Consolidated Statements of Operations and Comprehensive Income for the Three and Six Months ended June 30, 2016 (Unaudited)	F11

Consolidated Statement of Cash Flows for the Six Months ended June 30, 2016 (Unaudited)	F12

Notes to Unaudited Consolidated Financial Statements	F13

-F9-

STEMCELL HOLDINGS, INC.
CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

	As of	As of
	June 30, 2016	December 31, 2015
ASSETS
Current Assets
Cash and cash equivalents	$320,532	$-
Accounts receivable	50,170	-

TOTAL CURRENT ASSETS	370,702	-

Property, plant and equipment
Equipment	19,370	-
Less accumulated depreciation	(1,291)	-

TOTAL PROPERTY, PLANT AND EQUIPMENT	18,079	-

TOTAL ASSETS	$388,781	$-

LIABILITIES AND SHAREHOLDER'S EQUITY (DEFICIT)
Current Liabilities
Loan from director	$67,761	$-
Accrued expenses	2	2,998
Tax payables	111,387	-
TOTAL CURRENT LIABILITIES	179,150	2,998

TOTAL LIABILITIES	179,150	2,998

Shareholder's Equity (Deficit)
Preferred stock ($.0001 par value, 20,000,000 shares authorized;
none issued and outstanding as of June 30, 2016 and December 31, 2015)	-	-
Common stock ($.0001 par value, 500,000,000 shares authorized,
20,000,000 shares issued and outstanding as of June 30, 2016 and December 31, 2015)	2,000	2,000
Additional paid-in capital	2,998	-
Accumulated earnings (deficit)	188,969	(4,998)
Accumulated other comprehensive income	15,664	-

TOTAL SHAREHOLDER'S EQUITY (DEFICIT)	209,631	(2,998)

TOTAL LIABILITIES AND SHAREHOLDER'S EQUITY (DEFICIT)	$388,781	$-

The accompanying notes are an integral part of these unaudited consolidated financial statements.

-F10-

STEMCELL HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
(UNAUDITED)

	Three months	Six months
	Ended	Ended
	June 30, 2016	June 30, 2016
Revenues
Service revenue from related party	$267,125	$267,125
Service revenue	70,438	70,438

Total revenues	337,563	337,563

Operating Expenses
General and Administrative Expenses	51,012	55,534

Total Operating expenses	51,012	55,534

OTHER INCOME
Other service income –related party	15,002	15,002
Total other income	15,002	15,002

Net income before taxes	$301,553	$297,031

Income tax expenses	$(103,064)	$(103,064)

NET INCOME	$198,489	$193,967

Other Comprehensive Income
Foreign currency translation adjustment	15,771	15,664

TOTAL COMPREHENSIVE INCOME	$214,260	$209,631

BASIC AND DILUTED NET INCOME PER COMMON SHARE	$0.01	$0.01

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING, BASIC AND DILUTED	20,000,000	20,000,000

The accompanying notes are an integral part of these unaudited consolidated financial statements.

-F11-

STEMCELL HOLDINGS, INC.
CONSOLIDATED STATEMENT OF CASH FLOWS
(UNAUDITED)

Six months
Ended
June 30, 2016

CASH FLOWS FROM OPERATING ACTIVITIES
Net Income	$193,967
Adjustments to reconcile net income to net cash provided by operations:
Depreciation expense	1,291
Changes in operating assets and liabilities:
Accounts receivable	(50,170)
Accrued expenses	(2)
Tax payables	111,387
Net cash provided by operating activities	256,477

CASH FLOWS FROM INVESTING ACTIVITIES
Cash paid for purchase of equipment	(19,370)
Net cash used in investing activities	(19,370)

CASH FLOWS FROM FINANCING ACTIVITIES
Loan from director	67,761
Net cash provided by financing activities	67,761

Net effect of exchange rate changes on cash	15,664

Net change in cash and cash equivalents	$320,532
Cash and cash equivalents - beginning of period	-
Cash and cash equivalents - end of period	$320,532

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Interest paid	$-
Income taxes paid	-

NON-CASH FINANCING AND INVESTING TRANSACTIONS
Accrued expenses owed to former related party written off to capital contribution	$2,998

The accompanying notes are an integral part of these unaudited consolidated financial statements.

-F12-

STEMCELL HOLDINGS, INC.

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

AS OF JUNE 30, 2016

(UNAUDITED)

NOTE 1 - ORGANIZATION, DESCRIPTION OF BUSINESS, AND BASIS OF PRESENTATION

Stemcell Holdings, Inc., formerly known as Perfect Acquisition, Inc. (the “Company”), a growth company, was incorporated under the laws of the State of Delaware on December 31, 2015, with an objective to acquire, or merge with, an operating business. On March 24, 2016, the “Company entered into a Stock Purchase Agreement (the “Stock Purchase Agreement”) with Takaaki Matsuoka, our President, CEO and Director. Pursuant to this Agreement, on March 24, 2016 Takaaki Matsuoka transferred to the Company, 500 shares of the common stock of Stemcell Co., Ltd., a Japan corporation (“Stemcell”), which represented all of its issued and outstanding shares, in consideration of 5,000,000 JPY ($44,476 USD). Following the effective date of the share purchase transaction above on March 24, 2016, Stemcell Holdings, Inc. gained a 100% interest in the issued and outstanding shares of Stemcell’s common stock and Stemcell became a wholly owned subsidiary of the Company. The Company conducts a regenerative medicine-related business which includes but is not limited to the culturing, storing and delivery of stem cells through Stemcell.

The accompanying unaudited interim consolidated financial statements of the Company have been prepared in accordance with the rules and regulations of the Securities and Exchange Commission, or the SEC, including the instructions to Form 10-Q and Regulation S-X. In the opinion of the management of the Company, all adjustments, which are of a normal recurring nature, necessary for a fair statement of the results for the three month period, have been made. Results for the interim periods presented are not necessarily indicative of the results that might be expected for the entire fiscal year. When used in these notes, the terms “Company”, “we”, “us” or “our” mean the Company. Certain information and note disclosure normally included in financial statements prepared in accordance with generally accepted accounting principles in the United States of America has been omitted from these statements pursuant to such accounting principles and, accordingly, they do not include all the information and notes necessary for comprehensive financial statements and should be read in conjunction with our audited financial statements for the year ended December 31, 2015.

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES

PRINCIPLES OF CONSOLIDATION

The consolidated financial statements include the accounts of Stemcell Co., Ltd. equity investments in which we exercise significant influence, but do not control and are not the primary beneficiary, are accounted for using the equity method of accounting. Investments in which we do not exercise significant influence over the investee are accounted for using the cost method of accounting. Intercompany transactions are eliminated.

ACCOUNTS RECEIVABLE

Accounts receivable are recognized and carried at the original invoice amount less allowance for any uncollectible amounts. An estimate for doubtful accounts is made when collection of the full amount is no longer probable. Bad debts are written off as incurred.

PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment (“PPE”) is stated at cost and depreciated using the straight-line method over the shorter of the estimated useful life of the asset or the lease term. The estimated useful lives of our PPE are generally as follows: computer software developed or acquired for internal use, three years; computer equipment, two to three years; buildings and improvements, five to 15 years; leasehold improvements, two to 10 years; and furniture and equipment, one to five years. Land is not depreciated.

FOREIGN CURRENCY TRANSLATION

Transactions denominated in currencies other than the functional currency are translated into the functional currency at the exchange rates prevailing at the dates of the transaction. Monetary assets and liabilities denominated in currencies other than the functional currency are translated into the functional currency using the applicable exchange rates at the balance sheet dates. The resulting exchange differences are recorded in the statements of operations.

The reporting currency of the Company is the United States Dollars (“US$”) and the accompanying financial statements have been expressed in US$. The Company maintains its books and record in its local currency, Japanese YEN (“JPY”), which is a functional currency as being the primary currency of the economic environment in which its operation is conducted. In accordance with ASC Topic 830-30, “Translation of Financial Statement”, assets and liabilities of the Company whose functional currency is not US$ are translated into US$, using the exchange rate on the balance sheet date. Revenues and expenses are translated at average rates prevailing during the period. The gains and losses resulting from translation of financial statements are recorded as a separate component of accumulated other comprehensive income within the statements of owners’ equity.

Translation of amounts from the local currency of the Company into US$1 has been made at the following exchange rates:

June 30, 2016
Current JPY: US$1 exchange rate	103.25
Average JPY: US$1 exchange rate	111.59

COMPREHENSIVE INCOME OR LOSS

ASC Topic 220, “Comprehensive Income”, establishes standards for reporting and display of comprehensive income or loss, its components and accumulated balances. Comprehensive income or loss as defined includes all changes in equity during a period from non-owner sources. Accumulated comprehensive income, as presented in the accompanying statements of owners’ equity consists of changes in unrealized gains and losses on foreign currency translation. This comprehensive income or loss is not included in the computation of income tax expense or benefit.

REVENUE RECOGNITION

The Company applies paragraph 605-10-S99-1 of the FASB Accounting Standards Codification for revenue recognition. The Company will recognize revenue when it is realized or realizable and earned. The Company considers revenue realized or realizable and earned when all of the following criteria are met: (i) persuasive evidence of an arrangement exists, (ii) the product has been shipped or the services have been rendered to the customer, (iii) the sales price is fixed or determinable, and (iv) collectability is reasonably assured. The Company provides the warranty for the delivery of its service. If the Company cannot deliver its service to customers successfully, the Company retry its operation until the delivery is completed.

Income taxes

The Company follows Section 740-10-30 of the FASB Accounting Standards Codification, which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax assets and liabilities are based on the differences between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. Deferred tax assets are reduced by a valuation allowance to the extent management concludes it is more likely than not that the assets will not be realized. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the Statements of Operations in the period that includes the enactment date. The Company adopted section 740-10-25 of the FASB Accounting Standards Codification ("Section 740-10-25"). Section 740-10-25 addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements. Under Section 740-10-25, the Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position should be measured based on the largest benefit that has a greater than fifty percent (50%) likelihood of being realized upon ultimate settlement. Section 740-10-25 also provides guidance on de-recognition, classification, interest and penalties on income taxes, accounting in interim periods and requires increased disclosures. The Company had no material adjustments to its liabilities for unrecognized income tax benefits according to the provisions of Section 740-10-25.

For the year ended December 31, 2015, the Company did not have any interest and penalties associated with tax positions. As of June 30, 2016, the Company did not have any significant unrecognized uncertain tax positions.

The Company conducts its major businesses in Japan and is subject to tax in this jurisdiction. As a result of its business activities, the Company files tax returns that are subject to examination by the local tax authority.

Enterprise income tax in Japan is generally charged at 29.97% of a company’s assessable profit. The Company’s subsidiaries incorporated in Japan are subject to Japanese enterprises income tax at the applicable tax rates on the taxable income as reported in their Japanese statutory accounts in accordance with the relevant enterprises income tax laws applicable to foreign enterprises.

The Company is governed by the Income Tax Law of Japan as well as Tokyo Local Income Tax Law (“the Income Tax Laws”). Under the Income Tax Laws, Corporations in Tokyo, Japan are generally subject to an income tax at an effective rate of 29.97% on income as reported in their statutory financial statements after appropriate tax adjustments unless the enterprise is located in specially designated regions of cities for which more favorable effective tax rates apply.

We had a total tax payable of $111,387 as of June 30, 2016 and income tax expense of $103,064 for the six months ended June 30, 2016.

NOTE 3 - GOING CONCERN

The accompanying consolidated financial statements are prepared on a basis of accounting assuming that the Company is a going concern that contemplates realization of assets and satisfaction of liabilities in the normal course of business. The Company is considered a start-up company and has not yet generated continuous revenues. Additionally, most of the revenues of the Company were from the related party. These factors raise substantial doubt about the Company’s ability to continue as a going concern. The Company’s management plans to engage in very limited activities without incurring any liabilities that must be satisfied in cash until a source of funding is secured. The Company will offer noncash consideration and seek equity lines as a means of financing its operations. If the Company is unable to obtain revenue- producing contracts or financing or if the revenue or financing it does obtain is insufficient to cover any operating losses it may incur, it may substantially curtail or terminate its operations or seek other business opportunities through strategic alliances, acquisitions or other arrangements that may dilute the interests of existing stockholders.

NOTE 4 - RELATED-PARTY TRANSACTIONS

On January 27, 2016, Mr. Jeffrey DeNunzio, the former sole shareholder of the Company, consummated a sale of 20,000,000 shares of our common stock to Dr. Takaaki Matsuoka., for an aggregate purchase price of $30,000. Following the closing of the share purchase transaction, Dr. Matsuoka gained a 100% interest in the issued and outstanding shares of our common stock. Dr. Matsuoka is the controlling shareholder of the Company. Commensurate with the closing, the Company, filed with the Delaware Secretary of State, a Certificate of Amendment to change the name of Registrant to Stemcell Holdings, Inc.

On January 27, 2016, Mr. Jeffrey DeNunzio resigned as our Chief Executive Officer, Chief Financial Officer, President, Director, Secretary, and Treasurer.

On January 27, 2016, Dr. Takaaki Matsuoka was appointed as Chief Executive Officer, Chief Financial Officer, President, Director, Secretary, and Treasurer.

On March 24, 2016, the Company entered into a Stock Purchase Agreement with Takaaki Matsuoka, our President, CEO and Director. Pursuant to this Agreement, on March 24, 2016 Takaaki Matsuoka transferred to Stemcell Holdings, Inc., 500 shares of the common stock of Stemcell Co., Ltd., a Japan corporation, (“Stemcell”), which represented all of its issued and outstanding shares, in consideration of $44,476. This is a merger of entities under common control and therefore all assets, liabilities and operations of Stemcell will be accounted for at their historical carryover basis and as if they had been combined since Stemcell’s inception. Further note the inception date of Stemcell and that from inception through the date of acquisition that Stemcell had no revenues and nominal assets.

The assets and liabilities of Stemcell at March 24, 2016 are as follows:

As of
March 24, 2016

ASSETS
Current Assets
Cash and cash equivalents	$24,546
Account receivables	2,021

TOTAL CURRENT ASSETS	26,567

Property, plant and equipment
Equipment	17,716

TOTAL PROPERTY, PLANT AND EQUIPMENT	17,716

TOTAL ASSETS	$44,283

LIABILITIES AND SHAREHOLDER'S EQUITY
Current Liabilities
Loan from director	$2,060

TOTAL CURRENT LIABILITIES	2,060

TOTAL LIABILITIES	2,060

Shareholder's Equity
Common stock (No par value, 10,000 shares authorized,
500 shares issued and outstanding as of March 24, 2016	42,098
Accumulated deficit	(2,033)
Accumulated other comprehensive income	2,158

TOTAL SHAREHOLDER'S EQUITY	42,223

TOTAL LIABILITIES AND SHAREHOLDER'S EQUITY	$44,283

* As of March 24, 2016, 1 US Dollar was 112.89 JP Yen.

Following the effective date of the share purchase transaction above on March 24, 2016, The Company gained a 100% interest in the issued and outstanding shares of Stemcell’s common stock and Stemcell became a wholly owned subsidiary of the Company. The Company is now the controlling and sole shareholder of Stemcell.

On March 31, 2016, the Company wrote off the accrued expenses owed by the previous owner whose amount was $2,998. The accrued expense written off has been recorded as additional paid in capital.

On May 2, 2016, Takaaki Matsuoka entered into a Stock Purchase Agreement with Primavera Singa Pte Ltd, a Singapore corporation (“Primavera Singa”) with an address at 60 Paya Lebar Rd #09-25, Paya Lebar Square 409051, Singapore. Pursuant to the Agreement, Dr. Matsuoka transferred to Primavera Singa, 17,299,533 shares of our common stock in consideration of 3,000,000 JPY ($27,272 USD) which represents 86.5% of its issued and outstanding shares.

Shiho Matsuoka, the wife of our sole officer and director Takaaki Matsuoka, owns and controls 100% of Primavera Singa Pte., Ltd. Following the closing of the share purchase transaction, Primavera Singa Pte., Ltd. became the controlling shareholder of the Company.

During the six months ended June 30, 2016, the Company borrowed $67,761 from the sole director, for payment of the Company’s expenses. The balance due as of June 30, 2016, is $67,761 which is unsecured, due on demand and bears no interest.

For the six months ended June 30, 2016, the Company provided the stem cells culturing services in the amount of $267,125 to Omotesando Helene Clinic which Dr. Matsuoka, the sole director of the Company, is the majority owner and also serves as a director.

For the six months ended June 30, 2016, the Company provided the operation technical support services in the amount of $15,002 to six clinics which Dr. Matsuoka is the majority owner. These services were considered to be other related party income.

On March 4, 2016 Stemcell purchase the equipment unit for stem cells culturing and storing from Omotesando Helene Clinic in consideration of 2,000,000 JPY ($19,417). As of June 30, 2016 the book value of the aforementioned equipment in total is $18,079.

NOTE 5 - MAJOR CUSTOMERS AND ACCOUNTS RECEIVABLE

The Company had certain customers whose revenue individually represented 10% or more of the Company’s total revenue, or whose accounts receivable balances individually represented 10% or more of the Company’s total accounts receivable, as follows:

Concentration of Revenue

For the six months ended June 30, 2016, the Company provided the stem cells culturing services in the amount of $267,125 to Omotesando Helene Clinic which Dr. Matsuoka is the majority owner and serves as the director which accounts for 79.1% of total revenue.

Concentration of Accounts Receivable

As of June 30, 2016, two customers account for 100% of accounts receivable which one customer accounts for 86.9%.

-F13-

 INFORMATION NOT REQUIRED IN PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated costs (assuming all shares are sold) of this offering are as follows:

SEC Registration Fee	$266.62
Auditor Fees and Expenses	$3,000.00
Legal Fees	$1,000.00
Consulting Fees	$15,000.00
Transfer Agent Fees	$1,000.00
TOTAL	$20,266.62

(1) All amounts are estimates, other than the SEC’s registration fee.

INDEMNIFICATION OF OFFICER(S) AND DIRECTOR(S)

Section 145 of the Delaware General Corporation Law (the “Delaware Law”) authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities, (including reimbursement for expenses incurred) arising under the Securities Act of 1933. Article VII of the Certificate of Incorporation of Stemcell Holdings, Inc. (“we”, “us” or “our company”) provides for indemnification of officers, directors and other employees of Stemcell Holdings, Inc. to the fullest extent permitted by Delaware Law. Article VII of the Certificate of Incorporation provides that directors shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except (i) for any breach of a director’s duty of loyalty to our company or our stockholders, (ii) acts and omissions that are not in good faith or that involve intentional misconduct or knowing violation of law, (iii) under Section 174 of the Delaware Law, or (iv) for any transaction from which the director derived any improper benefit.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Delaware Corporation Law and our Certificate of Incorporation, allow us to indemnify our officers and Directors from certain liabilities and our Bylaws, as amended (“Bylaws”), state that we shall indemnify every (i) present or former Director, advisory Director or officer of us and (ii) any person who while serving in any of the capacities referred to in clause (i) served at our request as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust, association or other enterprise. (each an “Indemnitee”).

Our Bylaws provide that the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director or officer of the Corporation, or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, association or other enterprise, against expenses (including attorneys fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with which action, suit or proceeding, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, that he had reasonable cause to believe that his conduct was unlawful.

Except as provided above, our Certificate of Incorporation provides that a Director shall be liable to the extent provided by applicable law, (i) for breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DELAWARE CORPORATION LAW or (iv) for any transaction from which the director derived an improper personal benefit. If the DELAWARE CORPORATION LAW hereafter is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Corporation, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the amended DELAWARE CORPORATION LAW. Neither any amendment to or repeal of this Article 7, nor the adoption of any provision hereof inconsistent with this Article 7, shall adversely affect any right or protection of any director of the Corporation existing at the time of, or increase the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to or at the time of such amendment.

Neither our Bylaws, nor our Certificate of Incorporation include any specific indemnification provisions for our officer or Directors against liability under the Securities Act of 1933, as amended. Additionally, insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Act") may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

RECENT SALES OF UNREGISTERED SECURITIES

On January 27, 2016, Mr. Jeffrey DeNunzio, the sole shareholder of Perfect Acquisition, Inc., consummated a sale of 20,000,000 shares of our common stock to Takaaki Matsuoka. Following the closing of the share purchase transaction, Takaaki Matsuoka., gained a 100% interest in the issued and outstanding shares of our common stock.

Following the closing of the share purchase transaction above, Takaaki Matsuoka gained a 100% interest in the issued and outstanding shares of our common stock and became the controlling shareholder of the Company.

On May 2, 2016, Takaaki Matsuoka entered into a Stock Purchase Agreement with Primavera Singa Pte Ltd, a Singapore corporation (“Primavera Singa”) with an address at 60 Paya Lebar Rd #09-25, Paya Lebar Square 409051, Singapore. Pursuant to the Agreement, Dr. Matsuoka transferred to Primavera Singa, 17,299,533 shares of our common stock which represents 86.5% of our issued and outstanding shares, in consideration of 3,000,000 JPY ($27,272 USD).

Following the closing of the share purchase transaction, Primavera Singa gained 86.5% interest in the issued and outstanding shares of our common stock and became the controlling shareholder of the Company. Shiho Matsuoka, the wife of our sole officer and director Takaaki Matsuoka, owns and controls 100% of Primavera Singa Pte., Ltd.

On May 6, 2016, Takaaki Matsuoka entered into stock purchase agreements with 67 Japanese shareholders. Pursuant to these agreements, Takaaki Matsuoka sold 2.500,467 shares of common stock in total to these individuals and received 2,514,700 JPY (22861 USD) as aggregate consideration.

The aforementioned sale of shares was exempt from registration in accordance with Regulation S of the Securities Act of 1933, as amended ("Regulation S") because the above sales of the stock were made to non-U.S. persons (as defined under Rule 902 section (k)(2)(i) of Regulation S), pursuant to offshore transactions, and no directed selling efforts were made in the United States by the issuer, a distributor, any of their respective affiliates, or any person acting on behalf of any of the foregoing.

EXHIBITS TO REGISTRATION STATEMENT

Exhibit Number	Description of Exhibit
3.1	Certificate of Incorporation (1)
3.2	Bylaws (1)
3.3	Articles of Incorporation of Stemcell - translated (2)
5.1	Legal Opinion Letter (1)
10.1	Stock Purchase Agreement (2)
23.1	Consent of PCAOB Auditor; MaloneBailey, LLP (1)
99.1	Resolutions Approving Acquisition (2)

(1) Filed as an exhibit to the Company's Registration Statement on Form 10, as filed with the SEC on February 12, 2015, and incorporated herein by this reference.

(2) Filed as an exhibit to the Company's Form 8-K, as filed with the SEC on March 28, 2016, and incorporated herein by this reference.

(3) Filed herewith.

UNDERTAKINGS

The undersigned Registrant hereby undertakes:

(a)(1) To file, during any period in which offers or sales of securities are being made, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 383(b) (§230.383(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 383(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 383;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or our securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Osaka, Japan, on August 31, 2016.

STEMCELL HOLDINGS, INC.

By: /s/ Takaaki Matsuoka
Name: Takaaki Matsuoka
Title: Chief Executive Officer Date: August 31, 2016

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name: Takaaki Matsuoka  Signature: /s/ Takaaki Matsuoka  Title: President, and Chief Executive Officer (Principal Executive Officer) Date: August 31, 2016

Name: Takaaki Matsuoka  Signature: /s/ Takaaki Matsuoka  Title: Chief Financial Officer (Principal Financial Officer)  Date: August 31, 2016

Name: Takaaki Matsuoka  Signature: /s/ Takaaki Matsuoka  Title: Chief Accounting Officer (Principal Accounting Officer)  Date: August 31, 2016

Name: Takaaki Matsuoka  Signature: /s/ Takaaki Matsuoka  Title: Director Date: August 31, 2016